EXHIBIT 2.1

               -------------------------------------------------

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                           PACIFICORP HOLDINGS, INC.,
                             PACIFIC TELECOM, INC.,
                       CENTURY TELEPHONE ENTERPRISES, INC.
                           AND CENTURY CELLUNET, INC.

                            DATED AS OF JUNE 11, 1997
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

                                TABLE OF CONTENTS


                                                                            Page

SECTION 1
      DEFINITIONS............................................................2
      1.1   DEFINED TERMS....................................................2
      1.2   SINGULAR AND PLURAL..............................................7
      1.3   CAPITALIZED TERMS................................................7

SECTION 2
      SALE OF STOCK..........................................................7
      2.1   PURCHASE AND SALE OF STOCK.......................................7
      2.2   PURCHASE PRICE; TERMS OF PAYMENT.................................7
      2.3   THE CLOSING......................................................8

SECTION 3
      REPRESENTATIONS AND WARRANTIES OF PHI..................................9
      3.1   ORGANIZATION AND QUALIFICATION OF PHI............................9
      3.2   ORGANIZATIONAL DOCUMENTS.........................................9
      3.3   AUTHORIZATION OF AGREEMENT......................................10
      3.4   PTI ENTITIES AND MINORITY OWNED ENTITIES........................10
      3.5   CAPITAL STOCK AND EQUITY INTERESTS..............................10
      3.6   ORGANIZATION AND QUALIFICATION OF THE PTI CORPORATE ENTITIES....11
      3.7   PARTNERSHIPS....................................................12
      3.8   FINANCIAL STATEMENTS OF PTI AND THE PTI ENTITIES................12
      3.9   ABSENCE OF MATERIAL CHANGES.....................................13
      3.10  INDEBTEDNESS....................................................15
      3.11  LITIGATION AND CLAIMS...........................................16
      3.12  TITLE TO PROPERTY AND LEASES....................................16
      3.13  CONDITION OF ASSETS.............................................17
      3.14  INSURANCE.......................................................17
      3.15  CONTRACTS.......................................................18
      3.16  NO VIOLATION....................................................18
      3.17  COMPLIANCE WITH LAWS; PERMITS...................................19
      3.18  ERISA...........................................................20
      3.19  ENVIRONMENTAL MATTERS...........................................25
      3.20  EMPLOYEES.......................................................27
      3.21  TAX MATTERS.....................................................27
      3.22  NO FINDER.......................................................29
      3.23  LABOR RELATIONS.................................................30
      3.24  PTI'S SEC REPORTS...............................................31
      3.25  BOOKS AND RECORDS...............................................31

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      3.26  PENDING ACQUISITIONS............................................32
      3.27  UNDISCLOSED LIABILITIES.........................................32
      3.28  TELEPHONE OPERATIONS............................................32
      3.29  INTELLECTUAL PROPERTIES.........................................33
      3.30  RIGHTS TO TRADE NAMES...........................................34
      3.31  NORTH PACIFIC CABLE WARRANTIES..................................34

SECTION 4
      REPRESENTATIONS AND WARRANTIES OF CENTURY.............................35
      4.1   ORGANIZATION OF CENTURY.........................................35
      4.2   AUTHORIZATION OF AGREEMENT......................................35
      4.3   CENTURY'S SEC REPORTS...........................................36
      4.4   FINANCING COMMITMENT............................................36

SECTION 5
      CONDUCT PENDING CLOSING...............................................36
      5.1   CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE...................36
      5.2   NOTIFICATION OF CERTAIN MATTERS.................................39
      5.3   NOTICE OF LITIGATION............................................40

SECTION 6
      ADDITIONAL AGREEMENTS.................................................41
      6.1   GOVERNMENTAL, FCC, HSR AND PSC APPROVALS........................41
      6.2   OTHER CONSENTS..................................................41
      6.3   PUBLIC ANNOUNCEMENTS............................................42
      6.4   INDEMNIFICATION BY PHI..........................................42
      6.5   INDEMNIFICATION BY CENTURY......................................49
      6.6   ACCESS TO INFORMATION...........................................52
      6.7   AMENDMENT OF SCHEDULES..........................................54
      6.8   MAINTENANCE OF INSURANCE........................................56
      6.9   GABELLI SUIT....................................................56
      6.10  SEVERANCE PAY FOR EMPLOYEES OF PTI ENTITIES.....................57
      6.11  QUALIFIED PLAN ROLLOVERS........................................57
      6.12  MAINTENANCE OF FINANCING COMMITMENTS............................58
      6.13  MAINTENANCE OF MINIMUM EQUITY...................................58
      6.14  NONCOMPETE; USE OF CUSTOMER LISTS...............................58
      6.15  DEFERRED COMPENSATION PLANS.....................................59
      6.16  PACIFIC TELECOM RETIREMENT PLAN.................................60
      6.17  MULTIEMPLOYER PLANS.............................................60
      6.18  CERTAIN SERVICES................................................61
      6.19  SETTLEMENT OF SERP BENEFIT OBLIGATION...........................61

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SECTION 7
      COVENANTS WITH RESPECT TO TAXES.......................................62
      7.1   TAX SHARING AGREEMENTS..........................................62
      7.2   RETURNS FOR PERIODS THROUGH THE CLOSING DATE....................63
      7.3   AUDITS..........................................................63
      7.4   CARRYBACKS......................................................64
      7.5   RETENTION OF CARRYOVERS.........................................65
      7.6   SECTION 338(H)(10)ELECTION......................................65
      7.7   TAXABLE PERIODS ENDING ON OR BEFORE THE CLOSING DATE............66
      7.8   TAXABLE PERIOD COMMENCING BEFORE THE CLOSING DATE AND
            ENDING AFTER THE CLOSING DATE...................................66
      7.9   PARTNERSHIPS....................................................67
      7.10  COOPERATION ON TAX MATTERS......................................67
      7.11  CONTESTS........................................................69
      7.12  RESOLUTION OF DISAGREEMENTS BETWEEN PHI AND CENTURY.............69
      7.13  SECTION 754 ELECTION FOR PARTNERSHIPS...........................70
      7.14  ALLOCATION OF PURCHASE PRICE....................................70

SECTION 8
      CONDITIONS PRECEDENT TO OBLIGATIONS OF CENTURY........................71
      8.1   REPRESENTATIONS AND WARRANTIES..................................71
      8.2   COVENANTS.......................................................71
      8.3   MATERIAL ADVERSE CHANGE.........................................71
      8.4   CERTIFICATE.....................................................72
      8.5   CERTIFIED COPY OF RESOLUTIONS...................................72
      8.6   OPINION OF COUNSEL FOR PHI......................................72
      8.7   CONSENTS AND APPROVALS..........................................73
      8.8   HSR ACT.........................................................73
      8.9   PROHIBITIONS....................................................73
      8.10  INTERCOMPANY TRANSACTIONS.......................................73
      8.11  RESIGNATIONS....................................................73
      8.12  ACCOUNTANT'S LETTER.............................................73

SECTION 9
      CONDITIONS PRECEDENT TO OBLIGATIONS OF PHI............................74
      9.1   REPRESENTATIONS AND WARRANTIES..................................74
      9.2   COVENANTS.......................................................74
      9.3   CERTIFICATE.....................................................74
      9.4   CERTIFIED COPY OF RESOLUTIONS...................................74
      9.5   OPINION OF COUNSEL FOR CENTURY..................................75
      9.6   CONSENTS AND APPROVALS..........................................75
      9.7   HSR ACT.........................................................75
      9.8   PROHIBITIONS....................................................75

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SECTION 10
      CLOSING DOCUMENTS.....................................................76
      10.1  BY PHI..........................................................76
      10.2  BY CENTURY......................................................76

SECTION 11
      TERMINATION...........................................................77
      11.1  RIGHT OF TERMINATION............................................77
      11.2  EFFECT OF TERMINATION...........................................78
      11.3  TERMINATION FEES................................................79
      11.4  INCENTIVE FEES..................................................79

SECTION 12
      MISCELLANEOUS.........................................................80
      12.1  FEES AND EXPENSES...............................................80
      12.2  RIGHTS OF THIRD PARTIES.........................................80
      12.3  WAIVER..........................................................80
      12.4  SPECIFIC PERFORMANCE............................................81
      12.5  ENTIRETY OF AGREEMENT...........................................81
      12.6  PROHIBITED NEGOTIATIONS.........................................82
      12.7  SURVIVAL........................................................83
      12.8  ATTORNEY FEES...................................................83
      12.9  NOTICES.........................................................84
      12.10 AMENDMENT.......................................................85
      12.11 ADDITIONAL DOCUMENTS............................................85
      12.12 GOVERNING LAW...................................................85
      12.13 COUNTERPARTS....................................................85
      12.14 BINDING EFFECT; ASSIGNMENT......................................86
      12.15 HEADINGS........................................................86

                            STOCK PURCHASE AGREEMENT


      This Stock Purchase Agreement (this "Agreement") is made and entered into as of the 11th day of June, 1997, by and among PacifiCorp Holdings, Inc., a Delaware Corporation ("PHI"), with offices located at 700 N. E. Multnomah, Portland, Oregon 97232, Pacific Telecom, Inc., a Washington corporation ("PTI"), with offices at 805 Broadway, Suite 910, Vancouver, Washington 98660-3213, Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), and Century Cellunet, Inc., a Louisiana corporation ("CCI"), both Century and CCI having offices at 100 Century Park Drive, Monroe, Louisiana 71203.

                                   WITNESSETH:
                                  -----------

      WHEREAS, PTI owns all of the issued and outstanding shares of capital stock of Pacific Telecom Cellular, Inc., a Wisconsin corporation ("PT Cellular"), and of Pacific Telecom Cellular of Alaska, Inc., an Alaska corporation (collectively, the "Cellular Stock"); and

      WHEREAS, PTI desires to sell the Cellular Stock to CCI and CCI desires to purchase the Cellular Stock; and

      WHEREAS, PHI owns all the issued and outstanding shares of capital stock (collectively, the "Stock") of PTI; and

      WHEREAS, PHI desires to sell, and Century desires to purchase, the Stock; and

      WHEREAS,the Boards of Directors of PHI,Century and CCI have determined that this Agreement is in the best interests of their respective corporations and shareholders,

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein the parties hereto agree as follows:
                                    SECTION 1
                                   ---------

                                   DEFINITIONS
                                  -----------

      1.1 DEFINED TERMS. For all purposes of this Agreement,except as otherwise expressly provided herein, terms defined above in the preamble and recitals shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

            "Affiliate" means (unless otherwise provided herein), with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

            "Affiliated Group" means the PC affiliated group within the meaning of Section 1504(a) of the Code or any similar PC group defined under a similar provision of state, local or foreign law.

            "Applicable Law" means any federal, state, or local (domestic or foreign) statute, law, rule, regulation or ordinance or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified Person or property is subject.

            "Cellular Purchase Price" means the amount payable by CCI to PTI for the Cellular Stock as described in Section 2.2(a).

            "Closing" means the closings of the transactions contemplated by Sections 2.2(a) and 2.2(b) of this Agreement, to be scheduled and held in accordance with Section 2.3.

            "Closing Date" means the date on which the Closing occurs, as determined in accordance with Section 2.3.

            "Code" means the Internal Revenue Code of 1986, as amended and in effect on the Closing Date.

            "Contract" means, with respect to any specified Person, any contract, agreement, lease or commitment to which such Person or its properties are legally bound, or under which such Person is legally oblighted, whether on an absolute or contingent basis.

            "DOJ" means the U.S. Department of Justice.

            "Employee Benefit Plan" means each plan or agreement that a Party or any Affiliate thereof maintains, administers, participates in, contributes to, or has any absolute or contingent liability with respect to, or under which any employees of a PTI Entity participate or benefit, that is (i) an "employee welfare benefit plan," as defined in Section 3(1) of ERISA ("Employee Welfare Benefit Plan"), (ii) an "employee pension benefit plan," as defined in Section 3(2) of ERISA, but excluding any "multiemployer plans" ("Employee Pension Benefit Plan"), (iii) a "multiemployer plan," as defined in Section 4001(a)(3) and 3(37) of ERISA ("Multiemployer Plan"), (iv) a voluntary employees' beneficiary association and related trusts ("VEBA") or (v) a retirement or deferred compensation plan, incentive compensation plan, profit sharing plan, stock purchase plan, stock option plan, stock appreciation plan, restricted stock, unemployment compensation plan, change in control plan, vacation pay, sick pay, death benefit, severance pay, bonus or benefit arrangement, medical, medical reimbursement, post retirement health, dental, disability, insurance or hospitalization program or benefit or any other fringe benefit arrangement for any director, officer, employee, consultant or agent, whether active or retired, and whether pursuant to contract, plan or any other legally binding arrangement, custom or understanding, that does not constitute an Employee Welfare Benefit Plan, Employee Pension Benefit Plan, Multiemployer Plan or VEBA.

            "Encumbrances" means any and all liens, charges, pledges, options, mortgages, rights of refusal, deeds of trust, security interests, claims, transfer restrictions, easements, title defects, and other restrictions or encumbrances of every type and description, whether choate or inchoate and whether imposed by law, contract or otherwise of any kind whatsoever.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "FCC" means the Federal Communications Commission.

            "FCC Licenses" means all licenses, permits, certificates and other authorizations issued by the FCC, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto.

            "FTC" means the Federal Trade Commission.

            "GAAP" means generally accepted accounting principles applied on a basis consistent with prior accounting periods.

            "Gabelli Suit" means the suit commenced by PTI against certain of its former minority shareholders, which is referred to as PACIFIC TELECOM, INC. V. GABELLI FUNDS, INC. ET AL., and which is described further in PTI's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission.

            "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, legislative or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign), including but not limited to the DOJ, FCC, FTC, IRS or a Public Service Commission.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indebtedness" means all debt obligations (whether for principal, interest, premium, fees or otherwise and whether classified as current or long-term) for or arising under (i) borrowed money (including all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) unpaid reimbursement obligations arising in connection with guaranties; or (iii) any lease obligations that would be required to be capitalized in accordance with GAAP.

            "IRS" means the U.S. Internal Revenue Service.

            "Knowledge" means, with respect to any party, actual knowledge after reasonable investigation, and, when used with respect to PHI, means actual knowledge after reasonable investigation of a responsible officer of PHI; when used with respect to PTI, means actual knowledge after reasonable investigation of a participant in the PTI Executive Severance Plan; and, when used with respect to PT Cellular, means actual knowledge after reasonable investigation of any of the following individuals: Jeffrey Edgerton, Gary Christopherson, George Shaginaw and John Huard.

            "Material" means material to PTI and its Subsidiaries, taken as a whole.

            "Material Adverse Effect" means any effect that is materially adverse to the business, financial condition or results of operations of PTI and its Subsidiaries, taken as a whole.

            "Material Contract" means any Contract of the type described in the first sentence of Section 3.15 or any other Contract the termination of which would be reasonably likely to have a Material Adverse Affect.

            "Material Indebtedness" means Indebtedness in excess of $1,000,000 with a remaining term of one year or more.

            "Minority Owned Entity" or "Minority Owned Entities" means, individually, any one, or, collectively, all of, the entities in which 50% or less of the outstanding capital stock or other equity interests are owned directly or indirectly by a PTI Entity and which are not operated directly or indirectly by a PTI Entity.

            "Partnership" means any general or limited partnership in which any PTI Entity owns 50% or more of the outstanding equity interests, as identified on Exhibit "A" hereto.

            "Party" or "Parties" means, individually, PHI, PTI, Century or CCI and, collectively, PHI, PTI, Century and CCI.

            "PC" means PacifiCorp, an Oregon corporation, the owner of 100% of the outstanding capital stock of PHI.

            "Pending Material Proceeding" means those matters identified on Exhibit "B" hereto.

            "Permits" mean permits, licenses, franchises, certificates, consents, approvals, and other authorizations issued or granted by Governmental Entities, including all FCC Licenses, all State Licenses and all such other authorizations issued or granted by the FCC or a Public Service Commission.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, Governmental Entity, or other entity.

            "Proceedings" means any and all actions, suits, hearings, investigations or other proceedings by or before any arbitrator, court or Governmental Entity.

            "PTI Audited Entities" means Northwestern Telephone Systems, Inc., Telephone Utilities of the Northland, Inc., North-West Telephone Company and Subsidiary, Telephone Utilities of Wyoming, Inc., Gem State Utilities Corporation, Pacific Telecom Cable, Inc., Inter Island Telephone Company, and Telephone Utilities of Eastern Oregon, Inc.

            "PTI Corporate Entity" or "PTI Corporate Entities" shall mean, individually, any one of, or collectively, all of, PTI and any of its Subsidiaries which are corporations.

            "PTI Entity" or "PTI Entities" shall mean, individually, any one of, or, collectively, all of, PTI and each Subsidiary of PTI. The term PTI Entity shall not include a Minority Owned Entity.

            "PTI Pending Acquisitions" shall mean those acquisitions set forth under the heading "Executed Acquisitions" on SCHEDULE 3.26.

            "PTI Telco Entity" or "PTI Telco Entities" shall mean, individually, any one of, or collectively, all of, the entities identified as such on Exhibit "C".

            "Public Service Commission" or "Public Service Commissions" shall mean, individually, a state public service or utility commission which regulates the operations of a PTI Entity or, collectively, all of the state public service or utility commissions which regulate the operations of the PTI Entities.

            "Purchase Price" means the amount payable by Century to PHI for the Stock as described in Section 2.2(b).

            "Stock Sale" means the purchase and sale of the Cellular Stock and the Stock in accordance with Sections 2.1(a) and 2.1(b).

            "Subsidiary" or "Subsidiaries" means, with respect to any entity, any corporation at least 50% of whose outstanding voting securities are directly or indirectly owned by such entity or any partnership, joint venture or other entity at least 50% of whose total equity interest is directly or indirectly owned by such entity.

            "Tax(es)" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, hearing impaired, 911 surcharge, estimated, or other tax or levy, including any interest, penalty, or addition thereto, whether disputed or not.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      1.2 SINGULAR AND PLURAL. Defined terms in this Agreement shall also mean in the singular number the plural, and in the plural number the singular.

      1.3 CAPITALIZED TERMS. In addition to such terms as are defined in the preamble and recitals to this Agreement and in Section 1.1, any other capitalized term appearing herein shall have the meaning ascribed to it in the
Section in which it is defined.

                                    SECTION 2
                                    ---------

                                  SALE OF STOCK
                                  -------------

      2.1   PURCHASE AND SALE OF STOCK.

            (a) Subject to the terms and conditions hereof, and in reliance upon the representations, warranties, covenants and agreements herein, at the Closing, PTI agrees to sell and deliver to CCI and CCI agrees to purchase, accept and pay for, all of PTI's right, title and interest in and to the Cellular Stock, free and clear of all Encumbrances.

            (b) Subject to the terms and conditions hereof, and in reliance upon the representations, warranties, covenants and agreements herein, at the Closing, PHI agrees to sell and deliver to Century and Century agrees to purchase, accept and pay for, all of PHI's right, title and interest in and to the Stock, free and clear of all Encumbrances.

      2.2   PURCHASE PRICE; TERMS OF PAYMENT.

            (a) As consideration for the Cellular Stock, CCI will pay to PTI on the Closing Date, by wire transfer of immediately available funds to an account specified by PTI, the sum of $240,000,000 (the "Cellular Purchase Price").

            (b) Subject to the adjustments contemplated by Section 11.4, as consideration for the Stock, Century will pay to PHI, on the Closing Date, by wire transfer of immediately available funds to an account specified by PHI, the sum of $1,283,000,000, less any amounts paid by PTI with respect to the Gabelli Suit plus any and all litigation expenses incurred with respect to the Gabelli Suit after the date hereof (including litigation expenses of PTI's former minority shareholders), to the extent such amounts are not reimbursed by PHI prior to Closing (the "Purchase Price").

      2.3 THE CLOSING. The Closing will take place at the offices of Boles, Boles & Ryan in Monroe, Louisiana beginning at 9:00 a.m. central time on a date to be mutually agreed upon between the Parties, which shall be no later than the third business day following the date upon which the last to occur of the conditions to the obligations of the Parties set forth in Sections 8.7, 8.8, 9.6 and 9.7 is fulfilled or duly waived, or if no date has been agreed to, on any date specified by one Party to the other upon three days' written notice following satisfaction of the conditions to the obligations of the Parties set forth in Sections 8.7, 8.8, 9.6 and 9.7; provided, however, that in no event will any Party be obligated to consummate the Stock Sale unless all other closing conditions applicable to such Party shall have been fulfilled or duly waived as provided in Sections 8 and 9 on or prior to the Closing Date. The date on which the Closing occurs shall be known as the Closing Date. The closing of the sale of the Cellular Stock under Section 2.1(a) will occur prior to the closing of the sale of the Stock under Section 2.1(b). After the closing of the sale of the Cellular Stock, and prior to the closing of the sale of the Stock, PTI shall pay to PHI a dividend in the amount of the Cellular Purchase Price.

                                    SECTION 3
                                    ---------

                      REPRESENTATIONS AND WARRANTIES OF PHI
                      -------------------------------------

      For the purpose of inducing Century to enter into this Agreement, PHI hereby makes the following representations and warranties to Century.

      3.1 ORGANIZATION AND QUALIFICATION OF PHI. PHI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. PHI possesses full corporate power and authority to carry on the business in which it is presently engaged, to own, lease and operate its properties and to enter into and perform its obligations under this Agreement.

      3.2 ORGANIZATIONAL DOCUMENTS. PHI has delivered or at least thirty days subsequent to the date hereof will deliver to Century true, correct and complete copies of: (i) the articles or certificate of incorporation of PHI and each PTI Corporate Entity, together with all amendments thereto, as certified by the Secretary of State of their respective corporate domiciles and certificates of good standing or existence for each such entity, (ii) the bylaws of PHI and each PTI Corporate Entity as currently in effect, as certified by the respective Secretary of each such PTI Corporate Entity, (iii) the certificate of limited partnership, articles of partnership or similar document on file in the jurisdiction of formation of each Partnership for which such a filing is required and, if available from the applicable jurisdiction, certificates of existence or good standing for each Partnership, and (iv) the partnership agreement for each Partnership and each Minority Owned Entity that is a partnership, together with all amendments thereto, certified by a general or managing partner of the Partnership or, in the case of any Minority Owned Entity that is a partnership, by the Secretary of the PTI Entity that owns the PTI Interest (as defined below).

      3.3 AUTHORIZATION OF AGREEMENT. The respective Boards of Directors of PHI and PTI have duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of PHI and PTI are necessary to approve or authorize the execution and delivery of this Agreement by PHI or PTI or the consummation by PHI or PTI of the transactions contemplated hereby. Assuming due execution, delivery and performance of this Agreement by Century or CCI, this Agreement constitutes a valid and legally binding obligation of PHI and PTI, enforceable in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable.

      3.4 PTI ENTITIES AND MINORITY OWNED ENTITIES. SCHEDULE 3.4 sets forth a listing of each of the PTI Entities and Minority Owned Entities, their respective jurisdictions of incorporation or organization, the equity interest of any PTI Entity therein (each a "PTI Interest" and, collectively, the "PTI Interests") and, for each PTI Entity and, to the Knowledge of PTI and PT Cellular, each Minority Owned Entity, the identity of any other partners or shareholders in such entity.

      3.5 CAPITAL STOCK AND EQUITY INTERESTS. PTI has authorized capital consisting of 200,000,000 shares of Common Stock, no par value, of which 100 shares are issued and outstanding and owned of record and beneficially by PHI, and 152,000 shares of Cumulative

Preferred Stock, par value $25, of which no shares are issued and outstanding. All of the issued and outstanding shares of capital stock of each of the PTI Corporate Entities have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and, except as indicated on SCHEDULE 3.5, are owned of record and beneficially by PHI, PTI or a PTI Corporate Entity free and clear of any and all Encumbrances. Except as set forth on SCHEDULE 3.5 and except as set forth in Section 2.1 of this Agreement, there are no outstanding options, warrants or other rights of any nature providing for the purchase, issuance or sale of any stock or equity interests of any of the PTI Corporate Entities, and there are no outstanding securities or debt obligations of any of the PTI Corporate Entities convertible into or exchangeable for shares of capital stock or other equity interests of any such PTI Corporate Entity. Upon the consummation of the transactions contemplated hereby, Century will acquire direct or indirect lawful title to the PTI Interests, free and clear of all Encumbrances, except those disclosed on SCHEDULE 3.5.

      3.6 ORGANIZATION AND QUALIFICATION OF THE PTI CORPORATE ENTITIES. Except as disclosed on SCHEDULE 3.6, each of the PTI Corporate Entities is duly incorporated and validly existing and, in jurisdictions that provide evidence of good standing, in good standing under the laws of the jurisdiction of its incorporation. Each PTI Corporate Entity possesses full corporate power and authority to carry on the business in which it is presently engaged and to own, lease and operate its properties. Except as disclosed on SCHEDULE 3.6, no PTI Corporate Entity has failed to qualify as a foreign corporation in any state or jurisdiction where the nature of its activities or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

      3.7 PARTNERSHIPS. Except as disclosed on SCHEDULE 3.7, each Partnership is duly formed and validly existing under the laws of the jurisdiction of its formation, each interest of any PTI Entity in each Partnership and in each Minority Owned Entity which is a partnership has been fully paid for, and no PTI Entity is subject to any present or, to the Knowledge of PT Cellular, future scheduled capital call with respect to its interest in any Partnership or Minority Owned Entity which is a partnership. Except as set forth on SCHEDULE 3.7, there are no outstanding options, warrants or other rights of any nature providing for the purchase, issuance or sale of any equity interests in any Partnership. Except as disclosed on SCHEDULE 3.7, each interest in a Partnership and a Minority Owned Entity which is a partnership owned by a PTI Entity is owned free and clear of all Encumbrances. No Partnership is required by the nature of its activities or the character or location of its properties to be qualified to transact business as a foreign partnership in any state or jurisdiction, except where such Partnership is so qualified or where the failure to so qualify would not have a Material Adverse Effect.

      3.8 FINANCIAL STATEMENTS OF PTI AND THE PTI ENTITIES. PTI has delivered to Century true, correct and complete copies of the audited consolidated balance sheets of PTI and the audited balance sheets of each of the PTI Audited Entities as of December 31, 1996 and December 31, 1995, and the audited consolidated statements of income, statements of cash flows and statements of changes in shareholder's equity of PTI and the audited statements of income, statements of cash flows and statements of changes in stockholder's equity of each of the PTI Audited Entities for each of the years during the two year period ending December 31, 1996, together with related notes thereto and the unqualified opinion of Deloitte & Touche

LLP, certified public accountants, and have also delivered to Century true, correct and complete copies of unaudited balance sheets and income statements for the PTI Entities other than the Audited Entities for the periods specified above and for each of the PTI Entities for the interim period ending March 31, 1997 (hereinafter referred to collectively as the "PTI Financial Statements"). The PTI Financial Statements were prepared in accordance with GAAP (except for any changes in accounting methods referred to in the notes thereto and subject, in the case of unaudited financial statements, to normal year-end adjustments, absence of footnotes and other presentation items) and fairly present (i) the financial condition of the PTI Entities as of the respective dates thereof, and
(ii) the results of operations of the PTI Entities for the periods therein set forth. All such unaudited interim financial statements reflect all adjustments that are necessary for a fair statement of the financial condition and results of operations for the interim periods presented therein.

      3.9 ABSENCE OF MATERIAL CHANGES. Except as disclosed on SCHEDULE 3.9,or as expressly disclosed in the PTI SEC Reports (as defined below), since December 31, 1996, no PTI Entity has:

            (a) undergone any change in its business, financial condition, or operations other than changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect;

            (b) suffered any damage, destruction or loss, whether or not covered by insurance, that was Material;

            (c) issued or sold any stock or partnership interests or incurred any Material Indebtedness;

            (d) granted any options or warrants or entered into any Contract for the issuance of stock, securities or other equity interests;

            (e) mortgaged, pledged or subjected to any Encumbrance any of its properties or assets valued in excess of $1,000,000;

            (f) increased or altered the payment obligations on any Material Indebtedness;

            (g) acquired or disposed of any assets or properties not contemplated in PTI's 1997 Capital Budget having a value in excess of $1,000,000 in the case of any single item;

            (h) merged or consolidated with any other corporation;

            (i) received notice of any dispute, claim, event or condition of any character (including but not limited to any notices from any Governmental Entity) that could reasonably be expected to have a Material Adverse Effect (excluding events or conditions relating to general economic conditions, changes in the regulatory environment or other changes affecting the telecommunications industry generally);

            (j) terminated or amended any Contract that is Material or, except as contemplated in PTI's 1997 Capital Budget, entered into any Contract or purchase order providing for payments by such entity in excess of $1,000,000;

            (k) made any change in its accounting methods or practices other than changes in estimates related to the determination of expense accruals for health, pension and other post-retirement benefits.

            (l) increased the bonuses, salaries or other compensation of any officer or employee of any PTI Entity, except in the ordinary course of business, consistent with past practices, or entered into any employment, severance or similar Contract (except for the hiring of new employees whose expected annualized compensation does not exceed $100,000), or adopted, amended or terminated any Employee Benefit Plan;

            (m) received any notice indicating that there exists any Material labor unrest among its employees or that any group, labor union or similar organization tried to organize any of its employees;

            (n) in the case of PTI, declared or paid any dividend or made any distribution with respect to the Stock except for regular quarterly dividends paid to PHI, which have not exceeded $13,625,000 per quarter; or

            (o) entered into any Contract or made any commitment to do or to take any of the actions referred to in subsections (a) through (n) of this
Section 3.9.

      3.10 INDEBTEDNESS. Except as disclosed on SCHEDULE 3.10, or as expressly disclosed in the PTI SEC Reports, all Material Indebtedness of any PTI Entity is prepayable at any time at the option of such entity without premium or penalty and no such Material Indebtedness is subject to acceleration or a penalty upon a change in control of PTI. No PTI Entity is in default under any Contract evidencing any Material Indebtedness or in the performance, observance or fulfillment of any covenant or condition relating thereto, and no event has occurred and is continuing which with the giving of notice or lapse of time, or both, would constitute a default, except where such a default would not have a Material Adverse Effect.

      3.11 LITIGATION AND CLAIMS. SCHEDULE 3.11 sets forth a list of each Material Proceeding in which any PTI Entity is a party. Except as disclosed on
SCHEDULE 3.11, or as expressly disclosed in the PTI SEC Reports, there are no decrees, judgments, fines, forfeitures, awards, orders or injunctions to which any PTI Entity is subject and there is no Proceeding pending or, to the knowledge of PTI or PT Cellular, threatened against or relating to any PTI Entity that, if determined adversely to such PTI Entity, is reasonably likely to have a Material Adverse Effect.

      3.12 TITLE TO PROPERTY AND LEASES. Except as disclosed on SCHEDULE 3.12, or as expressly disclosed in the PTI SEC Reports, each PTI Entity owns or leases all of the property reflected in its December 31, 1996 balance sheet included in the PTI Financial Statements except (i) property disposed of since said date for fair and adequate consideration in the ordinary course of business or dispositions which are not, in the aggregate, Material and (ii) leases which have expired since said date and which are not, in the aggregate, Material. Except as disclosed on SCHEDULE 3.12, title to all Material real and Material personal property owned by each PTI Entity is, in each case, good and lawful, and in the case of Material real property, marketable and free and clear of any Encumbrances, except for (i) Encumbrances arising under indentures, security interests, mortgages and/or deeds of trust securing Indebtedness disclosed in the PTI Financial Statements, (ii) Encumbrances for Taxes or assessments not yet delinquent or being contested in good faith, (iii) imperfections of title and Encumbrances, if any, that do not materially detract from the value, or materially interfere with the use or marketability of the property affected thereby, and (iv) rights reserved to or vested in any Governmental Entity to control or regulate any such entity's property or assets in any manner and (v) Encumbrances which are otherwise not Material. Except as disclosed on SCHEDULE 3.12, all Material real property leases to which any PTI Entity is a party are legal, valid and enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable; no PTI Entity is in default under any such Material lease, and, to the knowledge of PTI, no event has occurred which, with notice or lapse of time, or both, would constitute such a default. Each PTI Entity owns or leases all property and assets necessary for the conduct of its present business in the ordinary course, except where the failure to own or lease such property or assets would not have a Material Adverse Effect.

      3.13 CONDITION OF ASSETS. Except as disclosed on SCHEDULE 3.13 or as expressly disclosed in the PTI SEC Reports, all buildings, equipment and other assets owned by each PTI Entity are in good operating condition, reasonable wear and tear excepted, and do not require any maintenance or repairs, except for routine maintenance and repairs that arise in the ordinary course of business, maintenance and repairs that are contemplated in PTI's 1997 Capital Budget or maintenance and repairs that, in the aggregate, are not Material in nature or cost.

      3.14 INSURANCE. SCHEDULE 3.14 sets forth a list of all Material insurance policies covering the businesses properties and assets of the PTI Entities. All such policies are in full force and effect on the date hereof. All property of any PTI Entity of an insurable nature and of a character usually insured by companies carrying on similar businesses has been insured in such amounts and against such losses as is customary for such companies. Since January 1, 1995, neither PHI nor PTI has received notice of (a) any failure to pay premiums, (b) any cancellation of any Material policy, (c) any insurer denying any Material claim or (d) any insurer defending any Material claim with a reservation of rights. Except as disclosed in SCHEDULE 3.14, no liability policy has a deductible in excess of $100,000.

       3.15 CONTRACTS. SCHEDULE 3.15 identifies all Contracts to which PTI or any PTI Entity is a party that are not terminable by PTI within one year from the date hereof and obligate such entity to make annual payments in excess of $250,000. Except as set forth on SCHEDULE 3.15, each Material Contract to which any PTI Entity is a party is valid, binding and enforceable in accordance with its terms, except where enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and no PTI Entity is in default under any such Material Contract, and, to the Knowledge of PTI, no event has occurred which, with notice or lapse of time, or both, would constitute such a default, except such defaults that would not have a Material Adverse Effect. Except as set forth on SCHEDULE 3.15, none of the Material Contracts contains any provision providing that it may be canceled, terminated or accelerated upon a change in control of PTI or requires the consent to such a change in control. Each PTI Entity has in effect all Material Contracts that are necessary for the conduct of its business as presently conducted in the ordinary course.

      3.16 NO VIOLATION. Except as set forth in SCHEDULE 3.16, with respect to PHI and each PTI Entity, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) violate or result in a breach of or default or acceleration under the articles or certificate of incorporation, bylaws or comparable governing instruments of PHI or any PTI Entity, or any instrument or Contract to which PHI or any PTI Entity is a party or by which it is bound; (ii) violate any judgment, order, injunction, decree or award binding upon PHI or any PTI Entity or upon the assets of PHI or any PTI Entity; (iii) result in the creation of any Encumbrance upon the properties or assets of PHI or any PTI Entity; or (iv) violate any Applicable Law relating to PHI, any PTI Entity or their respective properties or assets, except, in the cases of (i) through (iv) above, where such violation, breach, default or Encumbrance would not have a Material Adverse Effect.

      3.17 COMPLIANCE WITH LAWS; PERMITS. Except as disclosed on SCHEDULE 3.17, or as expressly disclosed in the PTI SEC Reports, each of the PTI Entities has complied with all Applicable Laws except where the failure to so comply would not have a Material Adverse Effect. Each PTI Entity has obtained all Material Permits required in order to conduct its business as presently conducted. The present use by each PTI Entity of its properties and the conduct of its business does not violate any Applicable Law or Permit, except where such violations, in the aggregate, would not have a Material Adverse Effect. All Material Permits are in full force and effect, have been legally and validly issued, and will continue in full force and effect after the Closing Date without the consent, approval or act of, or the making of any filing with, any Governmental Entity, subject to the receipt of the approvals and the completion of the filings described in Section 6.1 hereof. No PTI Entity is in default under the terms of any Material Permit and no such entity has received written notice of any default thereunder. Except as disclosed on SCHEDULE 3.17, no Governmental Entity has notified any PTI Entity of its intent to modify, revoke, terminate or fail to renew any Material Permit.

      3.18  ERISA.

            (a) Set forth on SCHEDULE 3.18 hereto is a list identifying each Employee Benefit Plan. Except for any plan that is a multiemployer plan, as defined in Section 3(37) of ERISA (each a "Multiemployer Plan"), PHI has made available to Century accurate and complete copies of all Employee Benefit Plans maintained by any PTI Entity (and, if applicable, the related trust agreements) and all amendments thereto, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such Employee Benefit Plan. For purposes of this Section 3.18 only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

            (b) Except as disclosed on SCHEDULE 3.18, or as expressly disclosed in the PTI SEC Reports, (i) no Employee Benefit Plan constitutes a Multiemployer Plan, and (ii) no Employee Benefit Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Benefit Plan. No PTI Entity has incurred any Material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Employee Benefit Plan covered or previously covered by Title IV of ERISA. Each PTI Entity has paid and discharged promptly when due all liabilities and obligations with respect to any Employee Benefit Plan arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of the assets of PHI or any PTI Entity. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Benefit Plan has made or will make any PTI Entity subject to any liability under Section 5.02(i) or (l) of Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect.

            (c) Each Employee Benefit Plan which is designated on SCHEDULE 3.18 as being intended to be qualified under Section 401(a) of the Code is so qualified, and each trust forming a part thereof is exempt from Tax pursuant to
Section 501(a) of the Code. PTI has made available to Century accurate and complete copies of the most recent IRS determination letters with respect to any such Employee Benefit Plans. Each Employee Benefit Plan is being maintained, in all material respects, in compliance with its terms and with the requirements prescribed by all Applicable Law, except where the failure to so maintain such Employee Benefit Plan would not have a Material Adverse Effect.

            (d) Except as set forth on SCHEDULE 3.18, since January 1, 1991, no PTI Entity has maintained or contributed to a Multiemployer Plan. With respect to each Multiemployer Plan in which any PTI Entity participates or has participated, (i) since January 1, 1991, no PTI Entity has withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability, and (ii) neither the transaction contemplated by this Agreement, nor the 1995 sale by PTI of the stock of Alascom, Inc. to AT&T Corp., constitutes a withdrawal or partial withdrawal under any Multiemployer Plan maintained or previously maintained or contributed to by any PTI Entity. Until the Closing, PTI will advise Century in the event that any PTI Entity has received any notice (i) that any Multiemployer Plan is in reorganization, (ii) that increased contributions may be required to avoid a reduction in Multiemployer Plan benefits or the imposition of any excise tax, (iii) that any Multiemployer Plan is or may become insolvent, (iv) that any Multiemployer Plan is a party to any pending merger or asset transfer, or (v) that any PBGC proceedings against or affecting any Multiemployer Plan have been initiated. Until the Closing, PTI shall notify Century promptly in the event that any PTI Entity becomes a participant in a Multiemployer Plan.

            (e) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each Employee Benefit Plan or accrued in accordance with past custom and practice. All premiums or other payments for all periods ending on or before the Closing Date which have become due have been paid or will be paid prior to the Closing Date with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. The DCP Payment Plan (as defined in Section 6.15) to be established to deliver amounts deferred under the PHI Executive Deferred Compensation Plan, effective January 1, 1996, and the PacifiCorp Compensation Reduction Plan, effective December 1, 1994, shall be maintained for a select group of management and highly compensated employees for purposes of ERISA.

            (f) Except as set forth on SCHEDULE 3.18, or as expressly disclosed in the PTI SEC Reports, no PTI Entity maintains or contributes to or is required to contribute to any material Employee Welfare Benefit Plan or other program or arrangement providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Section 4980B of the Code or Sections 601-607 of ERISA).

            (g) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, Summary Plan Descriptions, and reports required by Labor Department Regulation Section 2520.104-23) have been filed or distributed appropriately with respect to each Employee Benefit Plan (other than any Multiemployer Plan) except where failure to do so would not have a Material Adverse Effect. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met in all material respects with respect to each such Employee Benefit Plan (other than any Multiemployer Plan) which is an Employee Welfare Benefit Plan. No claim, lawsuit, arbitration or Proceeding is pending or has been threatened, asserted or instituted against PHI or any PTI Entity, or any Employee Benefit Plan (other than any Multiemployer Plan), in connection with or arising out of, directly or indirectly, Part 6 of Subtitle B of Title I of ERISA and there are no facts that exist which could give rise to any such claims or other Proceedings. To PTI's Knowledge, no claim, lawsuit, arbitration or Proceeding is pending or has been threatened, asserted or instituted against PHI or any PTI Entity, or any Multiemployer Plan, in connection with or arising out of, directly or indirectly, Part 6 of Subtitle B of Title I of ERISA, and, to PTI's Knowledge, there are no facts that exist which could give rise to any such claims or other Proceedings.

            (h) Except as set forth on SCHEDULE 3.18, consummation of the transactions contemplated herein will not entitle any officer or employee of any PTI Entity to severance pay and will not increase, or accelerate the time of payment or vesting of, any compensation due to any officer or employee of any PTI Entity under any Employee Benefit Plan.

            (i) Except as indicated on SCHEDULE 3.18, the fair market value of the assets of each Employee Benefit Plan which is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code exceeds the amount of benefit liabilities for such plan, computed on a termination basis utilizing Pension Benefit Guaranty Corporation ("PBGC") factors. Except as indicated on SCHEDULE 3.18, to PTI's Knowledge, the fair market value of the assets of each Multiemployer Plan which is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code exceeds the amount of benefit liabilities for such plan, computed on a termination basis utilizing Pension Benefit Guaranty Corporation ("PBGC") factors.

            (j) No Employee Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated in the preceding six years. There has been no reportable event (as such term is defined in Section 403(b) of ERISA) with respect to an Employee Benefit Plan for which notice to the PBGC has not, by rule or regulation, been waived or which, individually or in the aggregate with other reportable events, has or may reasonably be expected to have a Material Adverse Effect.

            (k) The PTI Entities are in compliance with the Family and Medical Leave Act of 1993, except with respect to any noncompliance that would not have a Material Adverse Effect.

      3.19 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 3.19, or as expressly disclosed in the PTI SEC Reports:

            (a) Each PTI Entity possesses all Material Permits that are required under Applicable Laws relating to pollution or the protection of the environment, including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of all hazardous substances or wastes, as such laws are in effect as of the date of this Agreement and as of the Closing Date (collectively, "Environmental Laws"). Each PTI Entity is in Material compliance with all Environmental Laws. For purposes of this Section 3.19, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances", "hazardous wastes", "hazardous constituents", "pollutants" or "contaminants" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder, (ii) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder, and (iii) any other Environmental Law regulating gasoline, diesel fuel and other petroleum hydrocarbons, all as in effect as of the date of this Agreement and as of the Closing Date, including without limitation asbestos and polychlorinated biphenols ("PCBs").

            (b) No PTI Entity has been subject to any enforcement actions or lawsuits pursuant to, nor has it received any notice from any Governmental Entity of any Material violations of, any Environmental Law, and, to the Knowledge of PTI, there are no facts or circumstances that it currently anticipates could reasonably form the basis of a claim or citation against any PTI Entity for a violation of any such laws or regulations, except for violations that, in the aggregate, would not have a Material Adverse Effect.

            (c) There are no hazardous substances or hazardous wastes (or any asbestos, fuel oil or other petroleum compounds or PCBs) used, disposed of, discharged or stored by any PTI Entity except in the ordinary course of their business and in Material compliance with all Environmental Laws. At no time has any PTI Entity caused, or, to the Knowledge of PTI, permitted, hazardous wastes, hazardous substances or any other such materials to be treated, stored, disposed of, released, discharged or deposited on, under, at or from premises owned or operated by any PTI Entity, which materials if known to be present, would reasonably be anticipated now to require the expenditures of a Material amount for clean-up, removal, response, remediation or other obligations ("Response") under any Environmental Law.

            (d) To the Knowledge of PTI, there are no disposal sites for hazardous substances, hazardous wastes or any other wastes located on or under the real estate now owned or operated by any PTI Entity. Each Person retained by any PTI Entity within the preceding four years to handle, transport or dispose of hazardous substances, hazardous wastes or other wastes was, to PTI's Knowledge, then duly licensed under all Applicable Laws to handle, transport or dispose of such substances or wastes, and, in each instance in which the hazardous substances or hazardous wastes of the PTI Entities were disposed of, the disposal site was, to PTI's Knowledge, then duly licensed under all Applicable Laws to receive such substances or wastes. To the Knowledge of PTI, none of the disposal sites that in the past have been the recipient of hazardous substances or hazardous wastes generated by any PTI

Entity are or have been listed on the US EPA National Priority List or are Superfund or other sites subject to Response under any Environmental Law.

            (e) PTI has provided Century with access to true and complete copies of any reports, studies, analyses or tests currently in its possession pertaining to hazardous substances or hazardous wastes or concerning compliance with Environmental Laws in, on or under the real estate owned or operated by any PTI Entity.

      3.20  EMPLOYEES.

            (a) PTI has provided to Century a list by job location or employing entity of each employee of any PTI Entity, together with each such person's date of hire, position or function, and annual base salary or wages, including any incentive or bonus arrangement with respect to such person.

            (b) PTI has provided to Century a list by bargaining unit of each employee of any PTI Entity who is a member of any collective bargaining unit of any PTI Entity, together with each such person's classification or position, job location, and bargaining unit seniority date.

      3.21 TAX MATTERS. Except as disclosed on SCHEDULE 3.21, or as expressly disclosed in the PTI SEC Reports:

            (a) Each of PHI and its Subsidiaries has filed or caused to be filed all Tax Returns that it was required to file or which were required to be filed with respect to it. All Taxes owed by any of PHI and its Subsidiaries and the Affiliated Group shown on such Tax Returns have been paid. None of PHI and the Affiliated Group or PTI and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

            (b) Each of PTI and its Subsidiaries has withheld and paid all Material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (c) There is no Material dispute or claim concerning any Tax Liability of PTI and its Subsidiaries claimed or raised by an authority in writing.
            (d) Each of PTI and its Subsidiaries have (and as of the Closing Date will have) made all deposits required with respect to Taxes.

            (e) No waiver of any statute of limitations as to any Tax assessment or deficiency has been given by PHI, PTI, the Affiliated Group or any of their Subsidiaries.

            (f) None of PHI, its Subsidiaries or the Affiliated Group has filed a consent under Section 341(f) of the Code.

            (g) None of PTI or its Subsidiaries is obligated to make any payments that will not be deductible under Section 280G of the Code.

            (h) None of PTI or its Subsidiaries is a party to any Tax allocation or sharing contract.

            (i) Neither PTI nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal Tax Return (other than the Affiliated Group) or has any liability for the Taxes of any person (other than any of PHI or the Affiliated Group) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law).

            (j) On the date hereof there are, and on the Closing Date or as a result of the Closing there will be, no deferred Tax liabilities based upon any intercompany transactions between or among PTI or its Subsidiaries.

            (k) The unpaid Taxes of PTI and its Subsidiaries (i) did not, as of December 31, 1996, exceed by any Material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the December 31, 1996 consolidated balance sheet of PTI (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of PTI and its Subsidiaries in filing their Tax Returns.

            (l) For both accounting and rate-making purposes in its regulated books of account, each PTI Telco Entity has been using, and will continue to use up to the Closing Date, a normalization method of accounting as described in Sections 167(1) (as in effect at the time the related assets were placed in service) and 168(i) of the Code for the federal Tax effect of the use of accelerated depreciation.

            (m) For both accounting and rate-making purposes in its regulated books of account, each PTI Telco Entity has been using, and will continue to use through the Closing Date, a method of accounting for investment credits which conforms with the requirements of Section 46(f) of the Code, as in effect at the time the related assets were placed in service.

            (n) The regulated books of account of each PTI Telco Entity will reflect the Tax payments made by each PTI Telco Entity through the Closing Date.

            (o) Neither PTI nor any of its Subsidiaries is subject to any foreign Tax.

      3.22 NO FINDER. Except as disclosed in SCHEDULE 3.9, no PTI Entity has paid or become obligated, nor will any PTI Entity upon consummation of the transactions contemplated herein become obligated, to pay any fee or any commission to any broker, finder or intermediary for or on account of the transactions contemplated herein.

      3.23 LABOR RELATIONS. Except as disclosed on SCHEDULE 3.23, or as expressly disclosed in the PTI SEC Reports, none of the following is presently pending, or to the Knowledge of PHI or PTI, is contemplated or threatened, against any PTI Entity (except for those items, which, in the aggregate, would not have a Material Adverse Effect):

            (a) Unfair labor practice charges, complaints or Proceedings, or representation elections, petitions or demands;

            (b) Grievances or arbitration demands arising pursuant to any collective bargaining agreement or other Contract;

            (c) Claims, charges, complaints or other Proceedings alleging wrongful discharge, breach of any employment Contract or right, or breach of public policy, unlawful retaliation, or employment discrimination of any nature including but not limited to sex (including pregnancy, equal pay and sexual harassment), race, color, national original or ancestry, age, religion, disability or handicap, AIDS or HIV-positive status, sickle cell trait, veterans' status, or the perception of any such characteristic, or any other characteristic or condition protected under any Applicable Law or enactment;

            (d) Work stoppages, strikes or other concerted action by employees of any PTI Entity;

            (e) Payments for or provisions for payments to any former employee or person who retired from any PTI Entity of any post-retirement health insurance or other health-care benefit (other than a benefit pursuant to an Employee Benefit Plan disclosed in

SCHEDULE 3.18), or payments for or provisions for payments to any such former employee or person of any retiree health insurance or other health-care benefit;

            (f) Employment-related claims or investigations including but not limited to those arising under the Occupational Safety and Health Act; the Family and Medical Leave Act; the Fair Labor Standards Act; the Worker Adjustment and Retraining Notification Act; the Rehabilitation Act of 1973; or any corresponding or related Applicable Law or enactment; or

            (g)   Worker's compensation disability claims.

      3.24 PTI'S SEC REPORTS.Each report filed with the Securities and Exchange Commission ("SEC Report") pursuant to Sections 13, 14 or 15 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), by PTI since January 1, 1994 complied as of the date of filing as to form in all material respects with each applicable provision of the Exchange Act and the rules and regulations promulgated thereunder, and did not as of the date of filing contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

      3.25 BOOKS AND RECORDS. The minute books of the PTI Corporate Entities contain, in all Material respects, accurate records of all meetings of and corporate actions or written consents by the shareholders and directors of such entities. All of the other books and records of the PTI Entities and all files, data and other materials relating to the businesses of the PTI Entities have been prepared and maintained in accordance with good business practices and comply with all Applicable Laws, except where the failure to so comply would not have a

Material Adverse Effect The PTI Entities do not have any of their records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that are not under their control, either through direct ownership or rights of use.

      3.26 PENDING ACQUISITIONS. Except as set forth on SCHEDULE 3.26, no PTI Entity has agreed to make any acquisition of a majority of the capital stock or equity interests in or assets of any other Person, or agreed to any business combination with any other Person, other than any such acquisitions that have already been consummated or that involve consideration payable by PTI of less than $5,000,000.

      3.27 UNDISCLOSED LIABILITIES. Except as disclosed in this Agreement, as set forth in SCHEDULE 3.27 or any of the other Schedules to this Agreement or except for liabilities arising out of industry-wide changes in the regulatory environment, no PTI Entity has any liability or obligation of any nature, whether accrued, absolute, contingent, known, unknown or otherwise, and whether due or to become due, which was not reflected in the PTI Financial Statements, except for liabilities and obligations incurred by such PTI Entity in the ordinary course of business since December 31, 1996, which, in the aggregate, would not have a Material Adverse Effect.

      3.28  TELEPHONE OPERATIONS.  Except as set forth on SCHEDULE 3.28:

            (a) No PTI Telco Entity has elected to file interexchange tariffs under the FCC's price cap order.

            (b) No PTI Telco Entity has any inventory, plant or equipment reflected on the PTI Financial Statements that has been disallowed from the rate base or excluded from the revenue calculations for any pool (unless such assets are allocated to unregulated businesses) on the basis of used and useful, excess capacity or prudency findings in any order issued by a Public Service Commission or the FCC or in any determination by an administrator of an interstate or intrastate pool, nor has any PTI Entity received notification that a Public Service Commission or the FCC or any pool administrator proposes to exclude any such assets from the rate base or revenue calculations for the pools.

            (c) No PTI Telco Entity has received any interconnection or resale request pursuant to Section 251(c) of the Communications Act of 1934, as amended.
            (d) No PTI Telco Entity is subject to the any pending or, to the Knowledge of PTI, threatened earnings reduction Proceeding.

            (e) No PTI Telco Entity has agreed to, or currently intends to agree to, any reduction in its authorized revenues, except on a revenue neutral basis.

      3.29  INTELLECTUAL PROPERTIES.

            (a) The use by the PTI Entities of their respective patents, trademarks, service marks, trade names, copyrights, design rights, computer programs or data bases, or applications or registrations therefor (collectively, "Intellectual Property"), does not infringe on the rights of any Person, except for any such infringement that would not, in the aggregate, have a Material Adverse Affect. No proceeding by or against any PTI Entity is pending, or to the Knowledge of PTI or PT Cellular, threatened, that challenges the right of any PTI Entity to use its Intellectual Property or challenges the right of any other Person to use the

Intellectual Property of any PTI Entity, and no order, decree, judgment, stipulation, injunction, restriction or agreement restricts the scope of the use of the Intellectual Property of any PTI Entity, except for any such Proceeding that would not have a Material Adverse Affect.

            (b) To the Knowledge of PTI or PT Cellular, no PTI Entity has infringed or violated any Intellectual Property of any Person, nor used without permission any confidential information, trade secrets, patentable or unpatentable inventions, technology, new ideas or know-how (collectively, "Proprietary Information") of any Person, including without limitation any former employer of an employee of any PTI Entity. To the Knowledge of PTI or PT Cellular, no other Person is currently using any Intellectual Property or Proprietary Information of any PTI Entity in an unauthorized manner.

      3.30 RIGHTS TO TRADE NAMES. Each of the PTI Entities currently possesses and at the Closing Date will possess all necessary rights to the use of their respective trade names and service marks including the names "Cellulink," "Worldvox," "PTI Communications" and any trade marks, service marks or other depiction relating thereto.

      3.31 NORTH PACIFIC CABLE WARRANTIES. No PTI Entity has entered into any Contract with any customer of the North Pacific Cable System, the related satellite earth station or any related facilities under which any PTI Entity warrants or guarantees the performance of such system, station or related facilities.

                                    SECTION 4
                                    ---------

                   REPRESENTATIONS AND WARRANTIES OF CENTURY
                   -----------------------------------------

      For the purpose of inducing PHI to enter into this Agreement, Century hereby makes the following representations and warranties to PHI.

      4.1 ORGANIZATION OF CENTURY. Each of Century and CCI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana with full corporate power and authority to carry on the business in which it is presently engaged, to own, lease and operate its properties and to enter into and perform its obligations under this Agreement.

      4.2 AUTHORIZATION OF AGREEMENT. Each of Century and CCI has all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. This Agreement has been duly approved by all requisite corporate action of Century and CCI, has been duly executed and delivered by Century and CCI and, assuming due execution, delivery and performance of this Agreement by PHI and PTI, constitutes a valid and legally binding obligation of Century and CCI enforceable in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable. Except as set forth on
SCHEDULE 4.2, the execution and delivery of this Agreement by Century and CCI and the consummation by Century and CCI of the transactions contemplated hereby will not conflict with or result in any violation of any provision of the articles of incorporation or bylaws of Century or CCI, or under any material mortgage, deed of trust, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Century or CCI, except where such conflict or violation would not have a material adverse effect on the business, financial condition or results of operations of Century and its Subsidiaries, taken as a whole.

      4.3 CENTURY'S SEC REPORTS. Each SEC Report filed by Century pursuant to the Exchange Act since January 1, 1994 complied as of the date of filing as to form in all material respects with each applicable provision of the Exchange Act and the rules and regulations promulgated thereunder, and did not as of the date of filing contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

      4.4 FINANCING COMMITMENT. Century has obtained financing commitments sufficient to enable it and CCI to finance the transactions contemplated hereby and has delivered true and complete copies of such commitments to PHI.

                                    SECTION 5
                                    ---------

                             CONDUCT PENDING CLOSING
                             -----------------------

      5.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. Except as disclosed on
SCHEDULE 5.1, as otherwise permitted or required by this Agreement, or consented to in writing by Century, from the date hereof until the Closing Date, each PTI Entity will, and PHI will cause each PTI Entity to:

            (a) carry on its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, maintain its existence and powers and all of its Material Permits, Material Contracts and books of account and records necessary to the conduct of its business (it being understood that each PTI Entity will be deemed to have maintained a Material Permit or Material Contract if, in connection with the lapse of the normal term of any such permit or contract, such entity promptly secures a replacement permit or contract providing benefits to such entity substantially similar to the lapsed permit or contract);

            (b) not issue any additional capital stock or other equity interests or any options, warrants or other rights to acquire any such securities, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or equity interests;

            (c) not hire any new employees (except new employees whose annual compensation is not expected to exceed $100,000);

            (d) not make any increase in the compensation (including bonuses, commissions, fringe benefits, severance or retirement benefits) payable or to become payable to any officer, director, employee, agent or representative, except increases required by written Contracts or Employee Benefit Plans disclosed on a Schedule and increases and bonuses in the ordinary course of business and consistent with prior practices or required by mandated ERISA changes, or adopt or amend in any material respect or terminate any Employee Benefit Plan except as expressly permitted under this Agreement or as required by Applicable Law;

            (e) except in accordance with PTI's 1997 Capital Budget or in connection with consummation of any PTI Pending Acquisition, incur any Material Indebtedness or vary the terms of any existing Material Indebtedness, enter into or terminate any Material lease of real estate or Material lease of personal property, or create any Material Encumbrance;

            (f) not make any expenditure in excess of $1,000,000 except pursuant to a Material Contract disclosed on SCHEDULE 3.15 or in accordance with PTI's 1997 or 1998 Capital Budget, or enter into any Contract to make such an expenditure;

            (g) not dispose of any asset having a value in excess of $1,000,000 except pursuant to a Material Contract disclosed on SCHEDULE 3.15, other than the sale of capacity in the North Pacific Cable in the ordinary course of business;

            (h) in the case of PTI, not pay any dividend or make any similar distribution except for (i) quarterly dividends payable to PHI not to exceed $13,625,000 for each of the second, third and fourth quarters of 1997 and not to exceed $14,000,000 for any quarterly period in 1998, plus the pro rata portion of such amount for any partial quarter prior to the Closing Date and (ii) the dividend of the sale proceeds from the sale of the Cellular Stock, as described in Section 2.3;

            (i) not amend its certificate or articles of incorporation, bylaws, or partnership agreements in any material respect or fail to make any required capital contribution to any Partnership or any partnership which is a Minority Owned Entity;

            (j) advise and consult with Century on any material developments in connection with the PTI Pending Acquisitions;

            (k) advise and consult with Century with respect to (i) any material developments with respect to any Pending Material Proceeding, (ii) development of the 1998 operating or capital budgets for PTI, (iii) any material amendment to PTI's 1997 or 1998 operating or capital budgets, or (iv) or any matter which could have a Material Adverse Effect on any PTI Entity;

            (l) consult with Century concerning labor relations issues prior to establishing the bargaining agenda for any PTI Entity and advise Century on the status of any collective bargaining with certified representatives of employees of PTI Entities;

            (m) use its reasonable best efforts to preserve intact the current organization of its business, keep available the services of its current officers and employees and maintain good relations with its suppliers, customers, creditors and employees;

            (n) maintain in effect insurance comparable in amount and scope of coverage to such insurance now carried by a PTI Entity;

            (o) deliver to Century true, correct and complete copies of its monthly financial statements; and

            (p) not take any action or omit to take any action that would result in the breach of any representation or warranty made pursuant to Section 3 hereof.

      5.2   NOTIFICATION OF CERTAIN MATTERS.

            (a) PHI shall give prompt written notice to Century of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which causes or would be reasonably likely to cause any representation or warranty contained in Section 3 to be untrue or inaccurate in any material respect at or prior to the Closing; and (ii) any failure of PHI or

PTI to comply in any material respect with any covenant or agreement to be complied with at or prior to Closing.

            (b) Century shall give prompt written notice to PHI of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which causes or would be reasonably likely to cause any representation or warranty contained in Section 4 to be untrue or inaccurate in any material respect at or prior to the Closing; and (ii) any failure of Century to comply in any material respect with any covenant or agreement to be complied with at or prior to Closing.

            (c) The delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice; (ii) modify any condition to closing set forth in Sections 8 or 9; or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to this Section at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

      5.3 NOTICE OF LITIGATION. Until the Closing, (i) Century, upon learning of the same, shall promptly notify PHI of any Proceeding which is commenced or threatened against Century or CCI and which seeks to enjoin or impede the consummation of the transactions contemplated by this Agreement; and (ii) PHI, upon learning of the same, shall promptly notify Century of any Proceeding which is commenced or threatened against PHI or any PTI Entity and which seeks to enjoin or impede the consummation of the transactions contemplated by this Agreement.

                                    SECTION 6
                                    ---------

                              ADDITIONAL AGREEMENTS
                              ---------------------

      6.1   GOVERNMENTAL, FCC, HSR AND PSC APPROVALS.

            (a) HSR ACT FILINGS. The Parties shall, as promptly as practicable after the date hereof but in any event no later than 30 days after the date hereof, file all notification reports required under the HSR Act, and file, as promptly as practicable after any request therefor, any additional information required under the HSR Act.

            (b) REGULATORY CONSENTS. The Parties shall cooperate and use their respective best efforts (i) to obtain all of such consents, approvals or statements of nonobjection of the FCC and the appropriate Public Service Commissions as shall be necessary for the consummation of the transactions contemplated by this Agreement, (ii) to defend such consents, approvals or statements of non-objection in any administrative or judicial review proceeding,
(iii) to secure such consents, approvals or statements of non-objection free of any condition on any PTI Entity and (iv) if such consents, approvals or statements of nonobjection impose any condition on any PTI Entity, to use their best efforts to comply with or, if appropriate, to attempt to remove such condition. In furtherance thereof, the Parties shall submit to the FCC and the appropriate Public Service Commissions, as promptly as practicable after the date hereof but in no event later than 30 business days after the date hereof, all correspondence, notifications, petitions, applications and other filings necessary to obtain such consents, approvals or statements of non-objection.

      6.2 OTHER CONSENTS. The Parties agree to cooperate in obtaining the consents of any third parties (in addition to the FCC, the appropriate Public Service Commissions, DOJ or

FTC, whose consents or approvals are covered elsewhere herein) required in connection with the transactions contemplated hereunder.

      6.3 PUBLIC ANNOUNCEMENTS. The Parties hereto covenant and agree that, except as provided below, none of them will make, issue or release a public announcement, press release, public statement or public acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein without the prior consent of PHI, in the case of an announcement by Century, or the prior consent of Century in the case of an announcement by PHI or PTI, as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements which outside counsel for any Party believes such Party or its parent corporation is required by law or under applicable stock exchange (or similar securities trading) rules to make, issue or release, the making, issuing or releasing of any such announcement by such Party or its parent corporation shall not constitute a breach of this Agreement if such Party shall have given, to the extent reasonably possible, not less than twenty-four
(24) hours' prior notice to the other Parties and shall have attempted, to the extent reasonably possible, to clear the content and time of such announcement, statement, acknowledgment or revelation with the other Party. Each Party hereto agrees that it will not unreasonably withhold any such consent or clearance.

      6.4   INDEMNIFICATION BY PHI.

            (a) If the Closing occurs, subject to the terms and conditions of this Section 6.4, including without limitation the limits on indemnity set forth in Section 6.4(e) hereof, PHI shall, on an after-tax basis, indemnify and hold harmless Century and its

Affiliates (including the PTI Entities) and their respective officers, directors and representatives (collectively, "Century Indemnitees") from, and will pay to any Century Indemnitee the amount (net of any proceeds received by the Century Indemnitee from any form of insurance, indemnity by prior owner or other source of reimbursement, or other offsets or benefits, including tax benefits, obtained) of, any loss, liability, claim, judgment, damage, cost or expense (including, without limitation, interest, penalties, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) or diminution in value, whether or not involving a third-party claim (collectively, "Losses"), arising directly or indirectly from or in connection with:

                (i) any breach or violation of any representation or warranty of PHI contained in this Agreement (other than those contained in Section 3.19 hereof, which are covered by Section 6.4(b) below) or a material breach of any agreement or covenant or any material failure of PHI to perform any of its obligations under this Agreement; and

                (ii) any Losses resulting from any liability of any of PTI and its Subsidiaries (A) for any Taxes of PTI and its Subsidiaries with respect to any tax year or portion thereof ending on or before the Closing Date (or for any tax year beginning beforeand ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 7.8) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax liability set forth on PTI's December 31, 1996 balance sheet (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) shown on the December 31, 1996 balance sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of PTI and its Subsidiaries in filing their Tax Returns and (B) for the unpaid Taxes of any Person (other than any of PTI and its Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law). Claims for Losses arising as a result of any audit adjustments with respect to the pending audit of PTI for years 1991 through 1993 shall not be subject to the limitations set forth in Section 6.4(e) except the $300,000,000 cap on the maximum amount of indemnification payable by PHI pursuant to this Agreement.

            (b) (i)   After the Closing Date, PHI shall:

                     (A) reimburse the appropriate PTI Entity for the difference between (i) the total cost incurred by such entity to remove or decommission all underground storage tanks identified on SCHEDULE 6.4 (plus all associated expenses to remediate such sites) and to remediate each of the 22 sites listed on SCHEDULE 6.4 that PTI is obligated to remediate under the Stock Purchase Agreement dated October 1, 1994 among PTI, Alascom, Inc. and AT&T Corp. relating to the sale of the stock of Alascom, Inc. less (ii) the amount reserved by PTI for such costs and expenses on its December 31, 1996 consolidated balance sheet included in the PTI Financial Statements; and

                     (B) On an after-tax basis, indemnify and hold harmless each Century Indemnitee for, and reimburse each Century Indemnitee against, any and all Losses arising directly or indirectly from or in connection with any breach or violation of any representation or warranty of PHI contained in Section 3.19 of this Agreement.

                (ii) Except to the extent of the environmental indemnity in
Section 6.4(b)(i), Century covenants not to and to cause any Century Indemnitee not to sue, directly or indirectly, PHI, for damages, injunctive relief or any other relief or remedy in any way related to any hazardous substance or hazardous waste on, under, in or from the real property owned or operated by any PTI Entity (the "Property") or any non-owned and operated disposal sites, and Century releases and agrees to cause each Century Indemnitee to release PHI from any and all claims or liability arising out of such hazardous substances or hazardous wastes.

                (iii) Century shall have no right to claim indemnity for or relating to Losses pursuant to this Section 6.4(b) to the extent that such Losses could have been avoided or reduced through the exercise of due care or reasonable mitigation measures. Century shall also have no right to indemnification for or related to any Losses for which payment is obtained from insurance or from other third-party sources. Century shall not assert a claim for indemnification or reimbursement until after it has asserted any claim for recovery of the claimed amounts from all other sources from which recovery may reasonably be expected, including Governmental Entities, third parties or insurers. Any indemnity payment due under this Section 6.4(b) shall be subject to the limitations set forth in Section 6.4(e); provided, however, that no indemnity payment due under Section 6.4(b)(i)(A) shall be subject to such limitations except the $300,000,000 cap on the maximum amount of indemnification payable by PHI pursuant to this Agreement. PHI's environmental indemnity obligation shall be extinguished and be of no further force and effect five years after the

Closing Date, except with respect to claims against PHI for which Century has provided notice to PHI in accordance with Section 6.4(c)(i).

            (c) The following procedures will govern indemnification of all claims against PHI under this Agreement.

                (i) A Century Indemnitee seeking indemnification hereunder shall give written notice to PHI of any matter with respect to which the Century Indemnitee seeks to be indemnified (the "Century Indemnity Claim") prior to the expiration of the applicable survival period specified in Section 12.7. Such notice shall state the nature of the Century Indemnity Claim and, if known, the amount of the Loss. If the Century Indemnity Claim arises from a claim of a third party, the Century Indemnitee shall give such notice within a reasonable period of time after the Century Indemnitee has actual notice of such claim, and in the event that a suit or other proceeding is commenced, within 20 days after receipt of written notice by the Century Indemnitee thereof. Notwithstanding anything herein to the contrary, the failure of a Century Indemnitee to give timely notice of a Century Indemnity Claim shall not bar such Century Indemnity Claim except and to the extent that the failure to give timely notice has materially impaired the ability of PHI to defend the Century Indemnity Claim.

                (ii) Promptly after receipt by a Century Indemnitee of notice of the commencement of any action, the Century Indemnitee shall, if a claim in respect thereof is to be made against PHI under this Section, give written notice to PHI of the commencement thereof. PHI shall be entitled to participate in such action and, to the extent that PHI may wish, to assume the defense thereof. If PHI elects to assume the defense of such action, the Century Indemnitee shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If PHI does not elect to assume the defense of such action, PHI shall have the right to instruct the Century Indemnitee in writing to defend against such action at the expense of PHI. The Century Indemnitee shall conduct any such defense actively and diligently, and shall not settle any such action without the consent of PHI, which shall not be unreasonably withheld. If PHI elects not to assume (or fails to assume) and does not direct the Century Indemnitee to assume the defense of such action, the Century Indemnitee shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the Century Indemnitee, unless the action results in the determination of a Loss which is indemnifiable hereunder. If the action is asserted against PHI and a Century Indemnitee, and there is a conflict of interest which renders it inappropriate for the same counsel to represent PHI and the Century Indemnitee, PHI shall be responsible for the reasonable expenses of separate counsel for the Century Indemnitee, if the action results in the payment of a Loss which is wholly or primarily indemnifiable under this Section 6.4. If PHI elects to assume the defense of an action asserted against the Century Indemnitee or against the Century Indemnitee and PHI, (A) no compromise or settlement thereof may be effected by PHI without the Century Indemnitee's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by PHI and (B) the Century Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

            (d) For purposes of this Section 6.4, the representations and warranties of PHI contained herein shall be deemed to have been made without the modifying language "material," "Material" "Material Adverse Effect," "to the Knowledge of PTI" or "to the

Knowledge of PT Cellular" (or modifying language of similar import). Accordingly, (i) all determinations under Section 6.4 as to whether a representation or warranty has been breached or violated shall be made as if such representation contained no such modifying language, and (ii) the amount of the Loss with respect to any claim arising from a breach or violation of any representation or warranty of PHI contained in this Agreement shall be determined without respect to any requirement of materiality contained in such representation or warranty.

            (e) Notwithstanding any other provision in this Agreement, no indemnification shall be required to be made by PHI pursuant to this Section 6.4 with respect to any individual claim for Losses for which the amount claimed is $10,000 or less. An individual claim for Losses greater than $10,000 shall be indemnified (i) to the extent that the Losses for such claim exceed $250,000 and
(ii) to the extent that the aggregate amount of all Losses for such claims not indemnified pursuant to subpart (i) of this Section 6.4(e) exceeds $5,000,000. A claim for Losses that is less than $10,000 will not be considered in determining whether the aggregate amount of all Losses exceeds $5,000,000. In addition, the aggregate amount of indemnification payable by PHI pursuant to this Agreement (other than any indemnity payable under Section 6.9) shall in no event exceed $300,000,000, except with respect to a breach of Section 3.5 as it relates to PHI's title to the Stock or to the title of PTI or one of its Subsidiaries to the stock of any PTI Corporate Entity and except with respect to a breach of
Section 3.7 as it relates to the title of any PTI Entity to any interest held by such entity in a Partnership or a Minority Owned Entity that is a partnership. PHI's obligation to indemnify Century hereunder shall be extinguished and be of no further force and effect upon expiration of the applicable survival period specified in Section 12.7, except with respect to claims against PHI for which Century has provided notice to PHI prior to such expiration in accordance with Section 6.4(c)(i). Following the Closing, the sole remedy of Century for any breach of a representation, warranty or covenant (subject to Section 6.14 and Section 12.4) made by PHI pursuant to this Agreement (except for a claim based on common-law fraud) is to assert an indemnification claim pursuant to this Section 6.4 or any other provision of this Agreement providing for indemnity.

      6.5   INDEMNIFICATION BY CENTURY.

            (a) If the Closing occurs, subject to the terms and conditions of
Section 6.5, Century shall, on an after-tax basis, indemnify and hold harmless PHI and its Affiliates (and their respective officers, directors and representatives) (collectively, "PHI Indemnitees") for and will pay to any PHI Indemnitee the amount (net of proceeds received by the PHI Indemnitee from any form of insurance, indemnity or other source of reimbursement, or other offsets or benefits, including tax benefits, obtained) of any Losses arising directly or indirectly from or in connection with:

                (i) any breach or violation of any representation or warranty of Century contained in this Agreement or a material breach of any agreement or covenant or any material failure of Century to perform any of its obligations under this Agreement; or

                (ii) the presence of hazardous substances on, under, above or from the Property after the Closing Date, to the extent that such Losses are related to Century's use, operation or occupancy of the Property and to the extent that such Losses were caused, contributed to or exacerbated by Century's activities, operations or omissions.

            (b) The following procedures will govern indemnification of all claims against Century under this Agreement:

                (i) A PHI Indemnitee seeking indemnification hereunder shall give written notice to Century of any matter with respect to which the PHI Indemnitee seeks to be indemnified (the "PHI Indemnity Claim") prior to the expiration of the applicable survival period specified in Section 12.7. Such notice shall state the nature of the PHI Indemnity Claim and, if known, the amount of the Loss. If the PHI Indemnity Claim arises from a claim of a third party, the PHI Indemnitee shall give such notice within a reasonable period of time after the PHI Indemnitee has actual notice of such claim, and in the event that a suit or other proceeding is commenced, within 20 days after receipt of written notice by the PHI Indemnitee thereof. Notwithstanding anything herein to the contrary, the failure of a PHI Indemnitee to give timely notice of a PHI Indemnity Claim shall not bar such PHI Indemnity Claim except and to the extent that the failure to give timely notice has materially impaired the ability of Century to defend the PHI Indemnity Claim.

                (ii) Promptly after receipt by a PHI Indemnitee of notice of the commencement of any action, the PHI Indemnitee shall, if a claim in respect thereof is to be made against Century under this Section 6.5, give written notice to Century of the commencement thereof. Century shall be entitled to participate in such action and, to the extent that Century may wish, to assume the defense thereof. If Century elects to assume the defense of such action, the PHI Indemnitee shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If Century does not elect to assume the defense of such action, Century shall have the right to instruct the PHI Indemnitee in writing to defend against such action at the expense of Century. The PHI Indemnitee shall conduct any such defense actively and diligently, and shall not settle any such action without the consent of Century, which shall not be unreasonably withheld. If Century elects not to assume (or fails to assume) and does not direct the PHI Indemnitee to assume the defense of such action, the PHI Indemnitee shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the PHI Indemnitee, unless the action results in the determination of a Loss which is indemnifiable hereunder. If the action is asserted against Century and the PHI Indemnitee, and there is a conflict of interest which renders it inappropriate for the same counsel to represent Century and the PHI Indemnitee, Century shall be responsible for the reasonable expenses of separate counsel for the PHI Indemnitee, if the action results in the payment of a Loss which is wholly or primarily indemnifiable under this Section 6.5. If Century elects to assume the defense of an action asserted against the PHI Indemnitee or against the PHI Indemnitee and Century,
(A) no compromise or settlement thereof may be effected by Century without the PHI Indemnitee's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by Century and (B) the PHI Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

            (c) Notwithstanding any other provision in this Agreement, no indemnification shall be required to be made by Century pursuant to this Section
6.5 with respect to any individual claim for Losses for which the amount claimed is $10,000 or less. An individual claim for Losses greater than $10,000 shall be indemnified (i) to the extent that the Losses for such claim exceed $250,000 and (ii) to the extent that the aggregate amount of all Losses for such claims not indemnified pursuant to subpart (i) of this Section 6.5(c) exceeds $5,000,000. A claim for Losses that is less than $10,000 will not be considered in determining whether the aggregate amount of all Losses exceeds $5,000,000. In addition, the aggregate amount of indemnification payable by Century pursuant to this Agreement shall in no event exceed $300,000,000. Century's obligation to indemnify the PHI Indemnitee hereunder shall be extinguished and be of no further force and effect upon expiration of the applicable survival period specified in Section 12.7, except with respect to claims against Century for which a PHI Indemnitee has provided notice to Century prior to such expiration in accordance with Section 6.5(b)(i). Following the Closing, the sole remedy of PHI for any breach of a representation, warranty or covenant made by Century pursuant to this Agreement is to assert an indemnification claim pursuant to Section 6.5.

      6.6   ACCESS TO INFORMATION.

            (a) Between the date hereof and the Closing Date, PHI shall afford to the officers, employees and authorized representatives of Century (including its independent public accountants, environmental consultants and attorneys), reasonable access during normal business hours to (i) the offices, operations, properties and business and financial records (including computer files, retrieval programs and similar documentation, and including all FCC and Public Service Commission records) of the PTI Entities and, to the extent reasonably available, the Minority Owned Entities, and (ii) the respective employees of PHI, the PTI Entities and, to the extent reasonably available, the Minority Owned Entities, and shall furnish to Century or its authorized representatives such additional information concerning the operations, properties and business of the PTI Entities and, to the extent reasonably available, the Minority Owned Entities, as Century shall reasonably request. Within 30 days after written request from Century, PTI agrees to provide true and correct copies of (i) all Permits under which the PTI Entities provide or are authorized to provide local exchange telephone services, cellular telephone services, cable television services, personal communication services, or any of the services provided by the PTI Entities in connection with their responsibilities for operating the North Pacific Cable System and (ii) all Contracts between any PTI Entity and any union or collective bargaining unit. Within 60 days after written request from Century, PTI agrees to provide a list identifying all real property and buildings owned or leased by any PTI Entity. Notwithstanding anything to the contrary herein, Century agrees that such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the businesses of PHI or the PTI Entities and in a manner that will protect the attorney-client privilege and work product protection of PHI and the PTI Entities for information related to anticipated or pending litigation. No investigation made by Century or its authorized representatives shall affect the representations and warranties of PHI hereunder.

            (b) Century shall hold, and will cause its Affiliates, employees, officers, directors, agents and representatives to hold, any non-public and proprietary information obtained in connection with its review in accordance with paragraph (a) in the strictest secrecy and confidence (unless such information thereafter becomes generally available to the public through no fault of any of them, is otherwise available to them on a non-confidential basis from another source, or has been developed independently by them without violating any of their obligations hereunder). Century shall use, and cause its Affiliates to use, all such information solely for the purpose of consummating the transactions contemplated by this Agreement pursuant to the terms of this Agreement. In the event the transactions contemplated by this Agreement are not consummated for any reason pursuant to the terms of this Agreement, Century shall return, and cause its Affiliates, agents and representatives to return, all copies or summaries of all such information in their possession, and shall destroy, or cause its Affiliates, agents and representatives to destroy all copies of any notes, analyses, compilations, studies, calculations or other documents prepared by it or for its internal use that include or are derived from the non-public and proprietary information provided hereunder.

      6.7   AMENDMENT OF SCHEDULES.

      (a) For a period of 30 days following the date of this Agreement, PHI shall have the right to supplement or amend (i) Schedules 3.9, 3.11, 3.13, 3.18 and 3.27 hereto with respect to any matter arising or discovered after the date of this Agreement, which, if existing or known on the date of this Agreement, would have been required to be set forth or described in the Schedules and (ii)
Schedule 3.12 (to disclose liens revealed by a UCC search) and Schedule 3.15 (to disclose or identify (A) additional Material Contracts containing change in control provisions for any PTI Entity or (B) additional Material Contracts for PT Cellular and any of its Subsidiaries, to the extent such Material Contracts were not previously disclosed). If such supplements or amendments include information not previously disclosed, the effect of which would constitute a Material Adverse Disclosure (as defined below), then Century shall have the right to terminate this Agreement. With respect to Schedule 3.18, if any such supplements or amendments include (i) information not previously disclosed, the effect of which would constitute a material economic impact, or (ii) previously undisclosed amendments since January 1, 1997 to an Employee Benefit Plan that would have a material economic impact, then, unless PHI elects to indemnify Century for any resulting material economic impact, Century shall have the right to terminate this Agreement. Century shall have 15 days following the expiration of such 30-day period to accept such Schedules or to provide notice to PHI that Century intends to terminate this Agreement pursuant to this Section 6.7(a). If Century does not provide written notice within such 15-day period, Century shall be deemed to have accepted such supplements or amendments and all matters disclosed pursuant to such supplements or amendments shall be deemed included in the Schedules at Closing (without necessity of a written waiver or other action on the part of any party) and to modify the applicable representations and warranties for all purposes. For purposes of this provision, "Material Adverse Disclosure" means disclosure of information pursuant to this Section 6.7 in a supplement or amendment to the Schedules, the impact of which is material to the business, financial condition or results of operations of (i) the PTI Telco Entities, (ii) PT Cellular and its Subsidiaries, (iii) Pacific Telecom Cable, Inc. or (iv) all of the other PTI Subsidiaries, in each case, taken as a whole.

      (b) Following the 30-day period specified above,each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the right until the Closing to supplement or amend the Schedules hereto with respect to any matter arising or discovered after the date of this Agreement which, if existing or known on the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8 and 9 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment shall be deemed included in the Schedules at Closing (without necessity of a written waiver or other action on the part of any party) and to modify the applicable representations and warranties for all purposes.

      6.8 MAINTENANCE OF INSURANCE. From the Closing Date to the date of expiration of the indemnity obligations of PHI under Section 6.4, Century shall, with respect to property of any PTI Entity of an insurable nature and of a character usually insured by companies carrying on similar businesses, maintain insurance in such amounts and against such losses or casualties as is customary for such companies.

      6.9 GABELLI SUIT. From and after the Closing Date, PHI will assume and hold PTI harmless from all obligations to make any and all future payments to former minority shareholders of PTI with respect to the Gabelli Suit, including any and all litigation expenses that PTI is required or agrees to pay (including litigation expenses of PTI's former minority shareholders). PHI will assume sole control of such litigation, including any settlement thereof. From and after the Closing Date, Century agrees to, and agrees to cause PTI to, cooperate with PHI in all respects with respect to the pursuit, settlement or other disposition of such litigation. If any payments by PHI pursuant to the Gabelli Suit result in any adverse tax consequences to Century or its Affiliates, PHI shall pay to Century an amount sufficient to indemnify Century on an after-tax basis for such consequences.

      6.10 SEVERANCE PAY FOR EMPLOYEES OF PTI ENTITIES. From the day after the Closing Date through the date two years after the Closing Date, Century will provide employees of any PTI Entities who are terminated because of a reduction in work force (layoff), job elimination, dismissal because the employee is not properly qualified for the job, or other termination without good cause related to the employee's conduct, with severance pay equal to or greater than the termination allowance set forth in the Century Termination Allowance Policy dated October 1, 1996, except that (i) the amount of severance for which an employee shall be eligible will be based upon the employee's pre-Closing adjusted service date which reflects the employee's service with PC, PHI and PTI Entities, and (ii) the minimum amount of severance will be four (4) weeks severance pay.

      6.11 QUALIFIED PLAN ROLLOVERS. Century shall provide for a defined contribution tax-qualified employee pension benefit plan (a "Replacement Plan") to accept direct rollovers from the PacifiCorp K Plus Employee Savings and Stock Ownership Plan and Trust or a spun off portion of such Plan ("K Plus") of accounts of employees of PTI Entities who remain employed on the day after the Closing Date, and the following shall apply:

            (a) the direct rollover may include one or more loans to the employee from K Plus; and

            (b) the loan shall be maintained under the Replacement Plan substantially in accordance with its terms.

      6.12 MAINTENANCE OF FINANCING COMMITMENTS. Century shall maintain in effect until the Closing Date the financing commitments described in Section
4.4 (the "Financing Commitments").

      6.13 MAINTENANCE OF MINIMUM EQUITY. For a period of five years following the Closing Date or, if earlier, the date that PHI has made aggregate indemnity payments hereunder of at least $300,000,000, PHI or its successor shall maintain minimum consolidated stockholder's equity, as reflected in its regularly prepared balance sheets, of $600,000,000 and shall promptly notify Century if it breaches any material covenant in its principal debt facilities.

      6.14  NONCOMPETE; USE OF CUSTOMER LISTS.

            (a) PHI agrees that, after the Closing Date, it will not, and will cause its Affiliates not to, own, manage, operate, promote or have any interest in any other corporation, entity or other Person engaged in the provision of facilities based wire line local exchange telephone services for a period of three years within the counties in which Century or any of its Affiliates (including the PTI Entities subsequent to Closing) presently provide such services. PHI agrees that such restrictive covenant is reasonable in scope both in duration and geographic coverage. This covenant may be specifically enforced by Century.

            (b) PHI acknowledges and agrees that all customer information (including but not limited to lists, call detail or billing information) of each of the PTI Entities (the "Customer Information") is confidential and proprietary to such entity. Following the Closing, PHI agrees to refrain from, and to cause each PHI Affiliate to refrain from, utilizing any and all Customer Information for any purpose involving competition with

Century or its Affiliates (including any PTI Entity), including without limitation marketing or selling such information. PHI agrees that any violation of this covenant would give rise to (i) irreparable harm to the PTI Entity suffering such violation and (ii) Century's right to seek injunctive relief against PHI and/or the PHI Affiliate causing such violation.

      6.15 DEFERRED COMPENSATION PLANS. PHI and PTI shall take such action as is necessary to establish a PTI nonqualified deferred compensation payment plan (the "DCP Payment Plan") for employees of PTI Entities who are participants in the PacifiCorp Compensation Reduction Plan and the PHI Executive Deferred Compensation Plan and an associated Rabbi Trust to which all assets contributed by the PTI participants to such plans and interest accruals thereon shall be transferred. The following provisions shall apply with respect to the DCP Payment Plan:

            (a) Prior to Closing PHI shall calculate any "make-whole adjustment" for PTI participants in the manner contemplated by Section 7 of the PHI Executive Deferred Compensation Plan and PTI shall contribute to the appropriate Rabbi Trust an amount equal to such adjustment or $100,000, whichever is less, to fund the aggregate "make-whole adjustments." PHI will credit the PTI participants' accounts with the applicable adjustment and the DCP Payment Plan shall not provide for any additional "make-whole adjustment."

            (b) Century shall maintain (but shall not be required to accept deferrals under) such DCP Payment Plan with respect to those eligible individuals employed before Closing by a PTI Entity who continue in the employ of PTI, Century or their respective Affiliates after Closing so long as necessary to distribute to such eligible individuals amounts deferred before Closing by such participants in the PacifiCorp Compensation Reduction Plan and the PHI Executive Deferred Compensation Plan.

      6.16 PACIFIC TELECOM RETIREMENT PLAN. Century shall retain the Pacific Telecom Retirement Plan and, within 60 days after the Closing Date, PHI shall cause the Pacific Telecom Retirement Plan assets to be transferred to a trust to be established by Century subject to the following conditions: Century agrees
(i) that, in the event Century freezes benefit accruals under the Pacific Telecom Retirement Plan within three years after Closing, Century will enhance the defined benefits of all participants affected by such freeze, and (ii) that the enhancements to the Pacific Telecom Retirement Plan will be designed primarily to benefit Plan participants who are at least 50 years of age and have a minimum of ten (10) years of service on the Closing Date by means reasonably selected by Century, including without limitation reducing the early retirement reduction factors set forth in the Pacific Telecom Retirement Plan, increasing the participants' credited years of service under the Pacific Telecom Retirement Plan, or both. Century further agrees that in the event of Plan termination, any excess assets shall be devoted to providing additional benefits for the participants.

      6.17 MULTIEMPLOYER PLANS. Prior to Closing, PTI agrees to use its best efforts to ensure that no PTI Entity withdraws or partially withdraws from any Multiemployer Plan. If either the transactions contemplated by this Agreement or the 1995 sale by PTI of the stock of Alascom, Inc. to AT&T Corp., or both, constitutes a withdrawal or partial withdrawal under any Multiemployer Plan maintained or previously maintained by any PTI Entity, then the following sentence shall apply. If it is determined that as of the day after the Closing Century would incur a "withdrawal liability" (within the meaning of Title IV of ERISA) in excess of $650,000 as a result of its complete or partial withdrawal from any of the Multiemployer Plans listed on SCHEDULE 3.18 on said day after the Closing, then PHI shall pay to Century the amount by which such withdrawal liability exceeds $650,000, such payment to be made in one lump sum 60 days following receipt of the determination.

      6.18 CERTAIN SERVICES. Prior to the Closing Date, PHI and Century will negotiate in good faith for the continued provision after the Closing of certain billing and mailing services currently being provided to PC by PTI. It PHI and Century are unable to agree on such terms, Century agrees to permit PTI to continue to provide such services to PC for a 90-day transition period following the Closing, with the costs for such services being no greater than those currently being charged by PTI.

      6.19 SETTLEMENT OF SERP BENEFIT OBLIGATION. On the Closing Date, PTI will assign to PHI (or at PHI's election to PC) any right, title and interest it may have in the life insurance policies (reflected in the assets shown on PTI's December 31, 1996 consolidated balance sheet) on the lives of certain PTI executives or former PTI executives who are participants in or retirees under the PacifiCorp Executive Severance Plan (the "PacifiCorp SERP") or the PHI Executive Severance Plan (the "PHI SERP") purchased to fund the PacifiCorp or PHI SERP obligations. The above-described insurance policies are referred to in this section as the "Life Insurance Policies." On the Closing Date, PTI shall pay PHI the lesser of (i) six million dollars ($6,000,000) or (ii) an amount equivalent to the difference between (A) the cash surrender value of the Life Insurance Policies as of December 31, 1997 and (B) the Benefit Obligation (as defined below). The Benefit Obligation means the present value of the accrued liability sufficient to fund existing and future obligations for (i) retirees receiving PacifiCorp SERP or PHI SERP benefits paid for by PTI as of the date of this Agreement and (ii) the PTI officers who, as of the date of this Agreement, are participants in the PacifiCorp SERP or PHI SERP, assuming for purposes of the calculation that benefit accruals are frozen as of December 31, 1997. The Benefit Obligation shall be calculated on a purchase accounting basis assuming for purposes of the calculation that a change in control will occur on December 31, 1997. Calculation of the Benefit Obligation will be made using customary and reasonable actuarial assumptions consistent with PC's past practices, subject to any necessary and appropriate changes in assumptions for purposes of a change in control valuation. Prior to Closing, Century shall have the opportunity to review the actuarial assumptions of the Benefit Obligation and consult with PHI and PTI regarding its computation.

                                    SECTION 7
                                   ---------

                         COVENANTS WITH RESPECT TO TAXES
                        -------------------------------

      7.1 TAX SHARING AGREEMENTS. Any Tax sharing agreement between PHI and the Affiliated Group and any of PTI and its Subsidiaries is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year). All Taxes on the income of PTI and its Subsidiaries through the end of the Closing Date (excluding (i) any deferred income triggered into income by Reg. ss.ss. 1.1502-13 and 1.1502-14 and Taxes on any excess loss accounts taken into income under Reg. ss. 1.1502-19 and (ii) income Taxes on gain from the sale of the Cellular Stock pursuant to Section 2.3) shall be paid to PHI by PTI at the Closing.

      7.2 RETURNS FOR PERIODS THROUGH THE CLOSING DATE. PHI will include, or cause to be included, the income of PTI and its Subsidiaries (including any deferred income triggered into income by Reg. ss.ss. 1.1502-13 and 1.1502-14 and any excess loss accounts taken into income under Reg. ss. 1.1502-19) on the consolidated federal and consolidated, unitary or combined state and local income Tax Returns of PHI and the Affiliated Group for all periods through the Closing Date and will pay or cause to be paid any federal and state income Taxes attributable to such income. PTI and its Subsidiaries will furnish Tax information to PHI for inclusion in the consolidated federal and state consolidated, unitary or combined income Tax Returns for PHI and the Affiliated Group for the period ending on the Closing Date in accordance with the past custom and practice of PTI and its Subsidiaries. If no ss.338(h)(10) Election (as defined below) is made, PHI will allow Century an opportunity to review and comment upon the portions of such Tax Returns (including any amended Tax Returns) that relate to PTI and its Subsidiaries. PHI will not take, or cause to be taken, any position on such returns that relate to PTI and its Subsidiaries that would adversely affect PTI and its Subsidiaries after the Closing Date, unless such position would be reasonable in the case of a Person that owned PTI and its Subsidiaries both before and after the Closing Date. The income of PTI and its Subsidiaries will be apportioned to the period up to and including the Closing Date and to the period after the Closing Date by closing the books of PTI and its Subsidiaries as of the end of the Closing Date.

      7.3 AUDITS. PHI will allow, or cause to be allowed, PTI (without counsel present) to participate at PTI's own expense in any audits of the consolidated federal and consolidated, unitary or combined income Tax Returns of PHI and the Affiliated Group to the extent that such audits relate to PTI and its Subsidiaries. PHI will not settle, or cause to be settled, any such audit in a manner which would adversely affect PTI and its Subsidiaries after the Closing Date unless (i) such settlement would be reasonable in the case of a person that owned PTI and its Subsidiaries both before and after the Closing Date, or (ii) PHI obtains the prior written consent of Century, which consent shall not unreasonably be withheld.

      7.4 CARRYBACKS. If no 338(h)(10) Election is made, PHI will immediately pay, or cause to be paid, to Century any Tax refund (or reduction in Tax liability) resulting from a carryback, as to which PTI and its Subsidiaries cannot elect to waive a carryback, of a post-Closing Date Tax attribute of any of PTI and its Subsidiaries into the consolidated Tax Return of PHI and the Affiliated Group, when such refund or reduction is realized by PHI and the Affiliated Group. For this purpose, Income Tax attributes carried back by PTI and its Subsidiaries will be considered to produce a refund (or reduce liability) only after all Income Tax attributes of PHI and other members of the Affiliated Group have been used or deemed used (in the case of any such PHI group attribute that could have been used in the absence of the carryback). PHI will cooperate with PTI and its Subsidiaries in obtaining, at the expense of PTI and its Subsidiaries, such refunds (or reductions in Tax liability), including through the filing of amended Tax Returns or refund claims, provided that PHI will not be required to cooperate in obtaining any refund (or reduction in Tax liability) for which PHI, or its employee responsible for Taxes, believes in good faith there is not substantial authority. Century agrees to indemnify PHI for any Taxes, and all costs, resulting from either the disallowance of any such post-acquisition Tax attribute on audit or otherwise, or from cooperation with PTI and its Subsidiaries, for example, by filing an amended Tax Return.

      7.5 RETENTION OF CARRYOVERS. If no ss.338(h)(10) Election is made, the Affiliated Group will not elect retention of any net operating loss carryovers or capital loss carryovers of PTI and its Subsidiaries under Reg. 1.1502-20(g).

      7.6 SECTION 338(H)(10)ELECTION. At Century's option, PHI will join, and will cause the Affiliated Group to join, with Century in making an election under ss338(h)(10) of the Code (and any corresponding elections under state, local, or foreign Tax law) (collectively a "ss338(h)(10) Election") with respect to the purchase and sale of the stock of PTI hereunder; provided, however, that if Century chooses to make a ss.338(h)(10) Election, then Century shall pay to PHI an additional amount of Purchase Price (the "ss.338(h)(10) Consideration") equal to the total Tax cost to PHI and the Affiliated Group of the ss.338(h)(10) Election, including the Tax effect of receipt of the ss.338(h)(10) Consideration, so that the net after-Tax position of PHI and the Affiliated Group is the same after the ss.338(h)(10) Election as it would have been had the ss.338(h)(10) Election not been made. The amount of the ss.338(h)(10) Consideration shall be determined by PHI in good faith. PHI shall allow Century an opportunity to review PHI's computation of the ss.338(h)(10) Consideration and shall consider in good faith any comments that Century may provide with respect to that computation. PHI and the Affiliated Group shall not be required to join in the ss.338(h)(10) Election unless and until the ss.338(h)(10) Consideration has been paid or arrangements acceptable to PHI have been made for such payment. PHI will cause PC to make a good faith effort to receive a favorable ruling from the IRS regarding PC's March 28, 1997 ruling request for an extension of time for Regulation ss.1.1502-13(l)(3) election.

      7.7 TAXABLE PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Century shall prepare or cause to be prepared and timely file or cause to be timely filed, all Tax Returns for PTI, its Subsidiaries and other entities for which PTI and its Subsidiaries are responsible for filing returns (each a "Responsible Entity") for all periods ending on or prior to the Closing Date which are filed after the Closing Date, other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of PHI and the Affiliated Group will include the operations of PTI and its Subsidiaries. Century shall permit PHI to review and comment on each such Tax Return described in the preceding sentence prior to filing. PHI shall reimburse Century for Taxes of PTI, its Subsidiaries and Responsible Entities with respect to such periods within fifteen (15) days after payment by Century or PTI, its Subsidiaries and Responsible Entities of such Taxes, to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) shown on the Closing Date balance sheet.

      7.8 TAXABLE PERIOD COMMENCING BEFORE THE CLOSING DATE AND ENDING AFTER THE CLOSING DATE. Century shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of PTI, its Subsidiaries and Responsible Entities for taxable periods which begin before the Closing Date and end after the Closing Date. At least 15 business days before filing any such Tax Returns with respect to income Taxes, Century shall submit copies of such returns to PHI for PHI's approval, which approval shall not be unreasonably withheld. PHI shall pay to Century within fifteen (15) days after the date on which Taxes are paid by Century with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date, to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) shown on the Closing Date balance sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes not based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(ii) in the case of any Tax based upon or related to income or receipts be deemed to be the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of PTI and its Subsidiaries.

      7.9 PARTNERSHIPS. If no ss.338(h)(10) Election is made after the date of this Agreement, there shall be no distributions from PT Cellular to PTI.

      7.10  COOPERATION ON TAX MATTERS.

            (a) Century, PTI and its Subsidiaries and PHI shall cooperate fully, and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and in connection with any audit, litigation or other

Proceeding with respect to Taxes. Such cooperation shall include the retention, and (upon the other party's request) the provision, of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. PTI and its Subsidiaries and PHI, agree (i) to retain all books and records with respect to Tax matters pertinent to PTI and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Century or PHI, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, PTI and its Subsidiaries or PHI, as the case may be, shall reasonably allow the other party to take possession of such books and records in such circumstances.

            (b) Century and PHI further agree, upon request, to use, or cause to be used, best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (c) Century and PHI further agree, upon request, to provide, or cause to be provided, to the other party all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

      7.11 CONTESTS. Whenever any taxing authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes for which PHI or the Affiliated Group is or may be liable under this Agreement, Century shall, if informed of such an assertion, promptly inform PHI. PHI shall have the right to control any resulting Proceedings, to represent PTI's and the Subsidiaries' interests therein, and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such Proceedings or determinations affect the amount of Taxes for which Century or its Subsidiaries are liable under this Agreement. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Century is liable under this Agreement, PHI shall, if informed of such an assertion, promptly inform Century. Century shall have the right to control any resulting Proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such Proceedings or determinations affect the amount of Taxes for which PHI or the Affiliated Group are liable under this Agreement; provided, however, that Century agrees, unless otherwise required by law, not to take any position that is inconsistent with a position taken by PHI and the Affiliated Group with respect to Taxes on or prior to the Closing Date, which position could affect the Tax liability of PHI or the Affiliated Group.

      7.12 RESOLUTION OF DISAGREEMENTS BETWEEN PHI AND CENTURY. If PHI and Century disagree as to the amount of Taxes for which each is liable under this Agreement, or as to the amount of the ss.338(h)(10) Consideration, if any, PHI and Century shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within sixty (60) days of the date of consultation, PHI and Century shall within ten

(10) days after such sixty (60)-day period jointly select a nationally recognized independent public accounting firm which has not, except pursuant to this Section 7.12, performed any services since January 1, 1995 for either PHI or Century or their respective affiliated groups or Subsidiaries, to act as an arbitrator to resolve, within sixty (60) days after their selection, all points of disagreement concerning Tax matters with respect to this Agreement and presented to such accounting firm at the time of its selection. If no nationally recognized independent public accounting firm meets the aforementioned standard, PHI and Century nonetheless shall attempt to agree on an accounting firm that is satisfactory to both parties. If the parties cannot agree on the selection of an accounting firm within such ten-day period, within two business days after such ten-day period, the parties shall select an eligible nationally recognized accounting firm by lot.

      7.13 SECTION 754 ELECTION FOR PARTNERSHIPS. If a ss. 338(h)(10) Election is made, each of PTI and its Subsidiaries which own an interest in a Partnership, will, if requested by Century, use its best efforts to cause such Partnership to make and file an election under Section 754 of the Code to adjust the basis of the property of each such Partnership to reflect the direct or indirect acquisition of an interest in the Partnership by Century.

      7.14 ALLOCATION OF PURCHASE PRICE. If a ss.338(h)(10) Election is made, the Parties agree that the Purchase Price and the liabilities of PTI and its Subsidiaries (plus other relevant items) will be allocated to the assets of PTI and its Subsidiaries for all purposes (including Tax and financial accounting purposes) in a manner consistent with the requirements of Regulations ss. 1.338(h)-2T. Century, PTI and its Subsidiaries, and PHI will file, or cause to be filed, all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

                                    SECTION 8
                                   ---------

                CONDITIONS PRECEDENT TO OBLIGATIONS OF CENTURY
                ----------------------------------------------

      The obligation of Century to consummate the Closing under this Agreement is subject to the fulfillment prior to or on the Closing Date of the following conditions precedent, except such of the following conditions precedent as shall have been expressly waived in writing by Century.

      8.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of PHI contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on the Closing Date.

      8.2 COVENANTS. PHI shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

      8.3 MATERIAL ADVERSE CHANGE. From the date of this Agreement until the Closing Date, there shall have been no material adverse change (whether or not in the ordinary course of business) in the business, financial conditions or results of operations of PTI and its Subsidiaries, taken as a whole ("Material Adverse Change"); provided, however, that a Material Adverse Change shall not include changes in accounting principles or interpretations adopted by the Financial Accounting Standards Board, changes in general economic conditions, including any change in the level of interest rates, or industry wide changes in the regulatory environment or changes as a result of conditions imposed by any Public Service

Commission with respect to approval of the transactions contemplated by this Agreement and provided further, that the failure of PTI to consummate any or all of the PTI Pending Acquisitions shall not constitute a Material Adverse Change.

      8.4 CERTIFICATE. Century shall have received a certificate, dated the Closing Date, signed by a duly authorized officer of PHI, in such officer's representative capacity, without personal liability, certifying to the fulfillment of the conditions set forth in Sections 8.1, 8.2 and 8.3.

      8.5 CERTIFIED COPY OF RESOLUTIONS. PHI shall have delivered to Century (i) copies, certified by the duly qualified and acting Secretary or Assistant Secretary of PHI and PTI, of resolutions adopted by Boards of Directors of PHI and PTI approving this Agreement and the consummation of the transactions contemplated by this Agreement, and (ii) certificates of incumbency dated the Closing Date of all officers of PHI and PTI who have been or will be authorized to execute or attest to this Agreement, or any statement, certificate or other instrument on behalf of PHI or PTI, each showing specimen signatures of each such officer and executed by the President or a Vice President and the Secretary or Assistant Secretary of PHI and PTI.

      8.6 OPINION OF COUNSEL FOR PHI. Century shall have received an opinion of Stoel Rives LLP, counsel for PHI, dated the Closing Date, in form and substance reasonably satisfactory to Century. In expressing any opinions as to matters of fact relevant to conclusions of law, such counsel may rely upon certificates of PHI, the officers and agents of PHI, and of public officials. In expressing any opinions as to matters involving the law of other jurisdictions such counsel may rely on the opinion of other counsel.

      8.7 CONSENTS AND APPROVALS. The parties shall have obtained all consents and approvals required by the FCC and the appropriate Public Service Commissions and any other Material consents, waivers and approvals of any Person required to consummate the transactions contemplated hereby.

      8.8 HSR ACT. The HSR Act waiting period shall have expired or terminated.

      8.9 PROHIBITIONS. There shall have been no statute, rule, injunction or other order promulgated, enacted, entered or enforced by any Governmental Entity which shall remain in effect which restrains, prohibits or delays the performance of this Agreement.

      8.10 INTERCOMPANY TRANSACTIONS. Subject to the exceptions set forth in
SCHEDULE 8.10, PHI shall cause all accounts maintained between any PTI Entity and PHI or any Affiliate of PHI to be satisfied and canceled and shall release and waive, in form and substance reasonably satisfactory to Century, all claims of PHI or any Affiliate of PHI, against any PTI Entity.

      8.11 RESIGNATIONS. Century shall have received from each director and officer of each PTI Entity from whom such a resignation is requested a resignation from all directorships and offices held by such directors and officers in such entities. Absent mutual agreement between Century and an officer to the contrary, any request for such a resignation from any such officer shall constitute a termination of employment for purposes of the PTI Executive Severance Plan.

      8.12 ACCOUNTANT'S LETTER. PTI shall have received from Deloitte & Touche LLP, independent accountants for PHI and PTI, and shall have delivered to Century, either (i) a review report under Statement of Accounting Standards No. 71 of the consolidated financial statements of PTI relating to the most recently completed quarter or (ii) a customary report of agreed upon procedures, and, in either event, such report shall be reasonably acceptable in form and substance to Century.

                                    SECTION 9
                                   ---------

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF PHI
                  ------------------------------------------

      The obligations of PHI under this Agreement are subject to the fulfillment prior to or on the Closing Date of the following conditions precedent, except such of the following conditions precedent as shall have been expressly waived in writing by PHI.

      9.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Century contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on the Closing Date.

      9.2 COVENANTS. Century shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

      9.3 CERTIFICATE.PHI shall have received a certificate, dated the Closing Date, signed by a duly authorized officer of Century, in such officer's representative capacity, without personal liability, certifying to the fulfillment of the conditions set forth in Sections 9.1 and 9.2 hereof.

      9.4 CERTIFIED COPY OF RESOLUTIONS.Century shall have delivered to PHI(i) copies, certified by the duly qualified and acting Secretary or Assistant Secretary of Century, of resolutions adopted by Century's Board of Directors approving this Agreement and the consummation of the transactions contemplated by this Agreement, and (ii) certificates of incumbency dated the Closing Date of all officers of Century who have been or will be authorized to execute or attest to this Agreement, or any statement, certificate or other instrument on behalf of Century, each showing specimen signatures of each such officer and executed by the President or a Vice President and the Secretary or Assistant Secretary of Century.

      9.5 OPINION OF COUNSEL FOR CENTURY. PHI shall have received an opinion of Boles, Boles & Ryan, counsel for Century, dated the Closing Date, in form and substance reasonably satisfactory to PHI. In expressing any opinion as to matters of fact relevant to conclusions of law, such counsel may rely upon certificates of Century, the officers and agents of Century, and of public officials. In expressing its opinion as to matters involving the law of other jurisdictions such counsel may rely on the opinion of other counsel.

      9.6 CONSENTS AND APPROVALS. The parties shall have obtained the required approvals of the FCC and the appropriate Public Service Commissions and any other material consents, waivers and approvals of any Person required to consummate the transactions contemplated hereby.

      9.7 HSR ACT. The HSR Act waiting period shall have expired or terminated.

      9.8 PROHIBITIONS. There shall have been no statute, rule, injunction or other order promulgated, enacted, entered or enforced by any Governmental Entity which shall remain in effect which restrains, prohibits or delays the performance of this Agreement.

                                   SECTION 10
                                  ----------

                                CLOSING DOCUMENTS
                               -----------------

      10.1 BY PHI. In addition to any other documents or instruments to be delivered by PHI to Century, PHI shall, on the Closing Date:

            (a) deliver to Century certificates representing all of the outstanding capital stock of PTI, duly endorsed for transfer, either in blank on the certificates or on separate stock powers (assignments) accompanying the certificates;

            (b) deliver all minute books and stock registers and other records of the PTI Entities and, to the extent in possession of PTI Entity, the Minority Owned Entities;

            (c) deliver the certificates required by Section 8.4 and 8.5;

            (d) deliver the legal opinion required by Section 8.6;

            (e) deliver the documents evidencing the continued existence or good standing of such PTI Entities for which such certificates were delivered pursuant to Section 3.2;

            (f) deliver any resignations required by Section 8.11; and

            (g) deliver the letter from Deloitte & Touche LLP required by
Section 8.12;

            (h) provide such other proof or indication of satisfaction of the conditions set forth in Section 8 as Century may reasonably request.

      10.2 BY CENTURY. In addition to any other documents or instruments to be delivered by Century to PHI, Century shall, on the Closing Date:

            (a) deliver the Purchase Price in immediately available funds;

            (b) deliver the certificates required by Sections 9.3 and 9.4;

            (c) deliver the legal opinion required by Section 9.5; and

            (d) provide any such other proof or indication of satisfaction of the conditions set forth in Section 9 as PHI may reasonably request.

                                   SECTION 11
                                  ----------

                                   TERMINATION
                                  -----------

      11.1  RIGHT OF TERMINATION.

            (a) This Agreement may be terminated:

                (i) at any time prior to the Closing Date by the mutual written consent of PHI and Century;

                (ii) by PHI by written notice to Century if the Closing shall not have occurred on or before June 30, 1998; provided however, that the right to terminate this Agreement under this Section 11.1(a)(ii) shall not be available to PHI if PHI's or PTI's failure to fulfill or perform any obligation under this Agreement has been a substantial cause of, or has substantially resulted in, the failure of the Closing to occur on or before such date;

                (iii) by PHI in the event there is a final and nonappealable order of a Governmental Entity prohibiting the transactions contemplated hereby;

                (iv) by Century if there has been a Material Adverse Change, subject to the exceptions contained in Section 8.3;

                (v) by Century if there has been a material breach by PHI or PTI of a material covenant and such breach has not been cured within 30 days after receipt of written notice thereof from Century;

                (vi) by PHI if there has been a material breach by Century of a material covenant and such breach has not been cured within 30 days after receipt of written notice thereof from PHI, or

                (vii) by Century in its sole discretion at any time prior to the Closing Date for any reason other than those specified in items (i), (iv) or (v) above or in Section 6.7(a).

            (b) Century acknowledges that the commitment of PTI to sell the Cellular Stock and the commitment of PHI to sell the Stock are contingent upon PHI's public announcement that it intends to proceed with the acquisition of Energy Group, PLC (the "Transaction") and that, if PHI determines not to publicly announce its intention to proceed with the Transaction, PHI shall have the option and right to terminate this Agreement on the terms set forth in this
Section 11.1(b), which rights are in addition to any rights it may have to terminate this Agreement under Section 11.1(a), by written notice to Century of PHI's intention to exercise such right on or before June 20, 1997.

      11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 11.1, except as provided in Section 6.6(b), this Section 11.2, Section 11.3 and Section 12.1 hereof, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of Century, CCI, PHI, PTI, or their respective officers, directors or agents, except any liability arising under Section 11.3 and except that nothing contained in this provision shall relieve any party from liability for any wilful and knowing breach of any covenant or any wilful and knowing breach of any representation or warranty. The Parties acknowledge that the sole remedy for any breach prior to the Closing Date (other than a wilful and knowing breach) is to assert the failure of a condition under
Section 8 or Section 9 or to assert its rights under Sections 11.1(a)(v) or
(vi). The letter agreement dated the date hereof relating to the obligations of PHI and Century to refrain from taking any action to acquire control of the other (the "Standstill Agreement") shall survive the termination of this Agreement.

      11.3  TERMINATION FEES.

            (a) Century shall pay to PHI by wire transfer the sum of $10,000,000 in immediately available funds (i) if Century terminates this Agreement pursuant to Section 11.1(a)(vii) or fails to consummate the Stock Sale for any reason (other than due to the failure of the conditions to the obligations of Century set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.9, 8.10, 8.11 or 8.12) or
(ii) if PHI terminates this Agreement pursuant to Section 11.1(a)(ii), (iii) or
(vi).
            (b) If PHI terminates this Agreement pursuant to Section 11.1(b), PHI shall pay to Century in immediately available funds the amount of the bank fees actually incurred by Century for the purpose of obtaining the Financing Commitments, not to exceed $350,000.

      11.4  INCENTIVE FEES.

            (a) If the Closing Date occurs before March 31, 1998, PHI shall reduce the Purchase Price in the amount of $166,667 per day for every day that the Closing Date precedes March 31, 1998.

            (b) If the Closing Date does not occur on or before March 31, 1998, Century shall pay to PHI by wire transfer a fee in the amount of $5,000,000 on the first day of each successive month for which this Agreement continues in effect (April 1, May 1, June 1).

If the Closing Date occurs prior to the last day of any such month, PHI shall return to Century at the Closing the amount of $166,667 for each day by which the Closing Date precedes the last day of such month.

                                   SECTION 12
                                  ----------

                                  MISCELLANEOUS
                                 -------------

      12.1 FEES AND EXPENSES. Subject to Section 11.3(b), each Party shall pay its own fees and expenses incident to this Agreement and the performance of their respective obligations hereunder, including the fees of their respective accountants, counsel and investment bankers.

      12.2 RIGHTS OF THIRD PARTIES. Except for the rights contained in Sections 6.10, 6.11, 6.15 and 8.11, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties hereto and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any Party to this Agreement.

      12.3 WAIVER. PHI, on the one hand, and Century, on the other hand, may, by written instrument, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies of the other in its representations and warranties, (iii) waive compliance with any of the covenants or closing conditions of the other contained in this Agreement and
(iv) waive the other's performance of any of the obligations set out in this Agreement, provided, however, that no party may unilaterally extend the time period set forth in Section 11.1(a)(ii) or grant any waiver, the effect of which would be unlawful. No waiver by a party to this Agreement of a breach of any term or condition hereof shall be construed to operate as a waiver of a subsequent breach of any such term or condition or of any other term or condition hereof.

      12.4 SPECIFIC PERFORMANCE. The parties acknowledge that their obligations hereunder are unique, and that it would be extremely impracticable to measure the resulting damages if any party should default in its obligations under this Agreement. Accordingly, in the event of the failure by a party to consummate the transactions contemplated hereby which failure constitutes a breach hereof by such party, the nondefaulting party may, in addition to any other available rights or remedies, sue in equity for specific performance.

      12.5  ENTIRETY OF AGREEMENT.

            (a) Except as otherwise provided in (b) below and except with respect to the Standstill Agreement and except for the letter agreement dated the date hereof relating to cooperation in hiring of certain employees and nonsolicitation and the letter agreement dated the date hereof relating to the definition of "Employee Benefit Plan," this Agreement, including the Exhibits and Schedules hereto, states the entire agreement of the parties and supersedes all prior negotiations, agreements and understandings, if any. The parties agree that in dealing with third parties no contrary representations will be made. Disclosure of any matter on any Schedule or Exhibit shall constitute disclosure of such matter on all Schedules or Exhibits on which such disclosure is or could be required.

            (b) Notwithstanding anything to the contrary in the letter of intent dated April 11, 1997 between Century and PTI, as amended, Century and PTI hereby agree that such letter of intent shall remain in full force and effect until consummation of the Stock Sale hereunder, at which time such letter of intent will be deemed to be automatically terminated; provided, however, that at no time shall any party to such letter of intent have any obligation to pursue any of the transactions contemplated thereunder unless and until this Agreement is duly terminated in accordance with Section 11, at which time each such party will once again continue to pursue such transactions on the terms and subject to the conditions specified in such letter of intent. To give effect to the foregoing, Century and PTI hereby agree that the last sentence of such letter of intent shall be deemed amended hereby to provide that the letter of intent will terminate (on the terms and conditions specified in such sentence) if a Definitive Agreement (as defined in such letter of intent) has not been entered into on or before forty-five (45) days after the termination of this Agreement under Section 11 hereof.

      12.6 PROHIBITED NEGOTIATIONS. Prior to the consummation of the Stock Sale or the termination of this Agreement, PHI will not, and will cause its respective Affiliates, directors, officers, employees and representatives not to, solicit, encourage or respond to inquiries or proposals with respect to, or furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or substantially all of the stock, the assets of, or of a substantial equity interest in, or any business combination with, any of the PTI Entities, other than as contemplated by this Agreement, and PHI shall notify Century immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with either PHI or any PTI Entity.

      12.7 SURVIVAL.The representations and warranties made by or on behalf of any party hereto in this Agreement shall survive for a period of two years after the Closing Date, except for (a) the representations and warranties contained in Sections 3.1, 3.3 and 3.5 (as the representations and warranties in Section 3.5 relate to title to the stock of any PTI Corporate Entity) or Section 3.7 (as the representations and warranties in Section 3.7 relate to the title of any PTI Entity to any interest held by such entity in a Partnership or a Minority Owned Entity that is a partnership), which will survive for the applicable statute of limitations; (b) the representations and warranties contained in Section 3.19, which will survive for a period of five years after the Closing Date; and (c) the representations and warranties contained in Section 3.21, which survive the Closing Date for six months beyond the applicable statute of limitations. The covenants and agreements set forth herein shall survive the Closing in accordance with their terms. The parties hereto, in executing and carrying out the provisions of this Agreement, are relying solely on the representations, warranties, covenants and agreements contained or referred to herein and not upon any representation, warranty, covenant, agreement, promise or information, written or oral, made by any Person or entity other than as specifically set forth herein.

      12.8 ATTORNEY FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      12.9 NOTICES. Any notices or other communications required or permitted under this Agreement shall be deemed delivered if sent by commercial overnight delivery, facsimile (followed by otherwise sufficient delivery within a reasonable time), registered or certified mail, postage prepaid, addressed as follows:

      PHI OR PTI:

                  PacifiCorp Holdings, Inc.
                  700 N.E. Multnomah
                  Portland, OR 97232-4116
                  Attn: Michael C. Henderson
                  Telecopy No.:  (503) 797-6440

                  Pacific Telecom, Inc.
                  805 Broadway
                  Vancouver, WA  98660-3213
                  Attn: James H. Huesgen
                  Telecopy No.:  (360) 696-6925

                  COPY TO:

                  Stoel Rives LLP
                  900 SW Fifth Avenue, 26th Floor
                  Portland, OR  97204
                  Attn: Henry H. Hewitt, Esq.
                  Telecopy No.:  (503) 224-3380

      CENTURY OR CCI:

                  Century Telephone Enterprises, Inc.
                  100 Century Park Drive
                  Monroe, Louisiana  71203
                  Attn: R. Stewart Ewing, Jr.
                  Telecopy No.:  (318) 388-9562

                  COPY TO:

                  Harvey Perry, Esq.
                  General Counsel
                  Century Telephone Enterprises, Inc.
                  100 Century Park Drive
                  Monroe, LA  71203
                  Telecopy No.:  (318) 388-9562

                  and

                  William R. Boles, Jr., Esq. and
                  G. Robert Collier, Jr., Esq.
                  Boles, Boles & Ryan
                  1805 Tower Drive
                  Monroe, LA  71201
                  Telecopy No.:  (318) 329-9150

or to such other address as shall be furnished in writing by any Party.

      12.10 AMENDMENT. This Agreement may be modified or amended only by an instrument in writing, duly executed by the parties hereto.

      12.11 ADDITIONAL DOCUMENTS. After the Closing Date, the Parties, without further consideration, agree to execute such additional documents as may be reasonably requested by the other Party to carry out the purposes and intent of this Agreement and to fulfill their respective obligations hereunder.

      12.12 GOVERNING LAW. This Agreement shall be construed and interpreted and the rights of the parties governed by and enforced in accordance with the laws of the State of Washington, exclusive of choice of law provisions.

      12.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be one and the same Agreement.

      12.14 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns; provided, however, that neither Century nor CCI may assign its rights hereunder without the prior written consent of PHI and neither PHI nor PTI may assign its rights hereunder without the prior written consent of Century.

      12.15 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

      IN WITNESS WHEREOF, the Parties have executed this Agreement this 11th day of June, 1997.

PACIFICORP HOLDINGS, INC.:


BY:  /s/ Michael C. Henderson
     ------------------------

ITS: President



PACIFIC TELECOM, INC.


BY:  /s/ Charles E. Robinson
     -----------------------

ITS: Chairman, President and Chief Executive Officer


CENTURY TELEPHONE ENTERPRISES, INC.:


BY:  /s/ Glen F. Post, III
     ---------------------

ITS: President and Chief Executive Officer


CENTURY CELLUNET, INC.


BY:  /s/ Glen F. Post, III
     ---------------------

ITS: Chief Executive Officer

SIGNATURE PAGE TO THAT CERTAIN STOCK PURCHASE AGREEMENT BY
AND AMONG PACIFICORP HOLDINGS, INC., PACIFIC TELECOM, INC.,
CENTURY TELEPHONE ENTERPRISES, INC. AND CENTURY CELLUNET, INC.
DATED JUNE 11, 1997.

                                    EXHIBITS


EXHIBIT A   Partnerships in which PTI Entity has 50% or greater interest

EXHIBIT B   Pending Material Proceedings

EXHIBIT C   PTI Telco Entities

                                LIST OF SCHEDULES
                           TO STOCK PURCHASE AGREEMENT


SCHEDULE 3.4    PTI Entities and Minority Owned Entities.
SCHEDULE 3.5    Capital Stock and Equity Interests.
SCHEDULE 3.6    Organization and Qualification of the PTI Corporate Entities.
SCHEDULE 3.7    Partnerships.
SCHEDULE 3.9    Absence of Material Changes.
SCHEDULE 3.10   Material Indebtedness.
SCHEDULE 3.11   Litigation and Claims.
SCHEDULE 3.12   Title to Property and Leases.
SCHEDULE 3.13   Condition of Assets.
SCHEDULE 3.14   Insurance.
SCHEDULE 3.15   Contracts.
SCHEDULE 3.16   No Violation.
SCHEDULE 3.17   Compliance with Laws.
SCHEDULE 3.18   Employee Benefit Plans.
SCHEDULE 3.19   Environmental Matters.
SCHEDULE 3.21   Tax Matters.
SCHEDULE 3.23   Labor Relations.
SCHEDULE 3.26   Pending Acquisitions.
SCHEDULE 3.27   Undisclosed Liabilities.
SCHEDULE 3.28   Telephone Operations.
SCHEDULE 4.2    Authorization of Agreements.
SCHEDULE 5.1    Conduct of Business Prior to the Closing Date.
SCHEDULE 6.4    Environmental Indemnification
SCHEDULE 8.10   Intercompany Transactions.